Exhibit 99.1

GLOSSARY OF TERMS

The following abbreviations or acronyms used in this Form 10-Q are defined below:

Abbreviation or Acronym	Definition
2017 Tax Reform Act

An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018 (previously known as The Tax Cuts and Jobs Act) enacted on December 22, 2017

2019 Equity Units

Dominion Energy’s 2019 Series A Equity Units issued in June 2019, initially in the form of 2019 Series A Corporate Units, which consisted of a stock purchase contract and a 1/10 interest in a share of the Series A Preferred Stock

2021 Triennial Review

Virginia Commission review of Virginia Power’s earned return on base rate generation and distribution services for the four successive 12-month test periods beginning January 1, 2017 and ending December 31, 2020

2023 Biennial Review

Virginia Commission review of Virginia Power’s earned return on base rate generation and distribution services for the two successive 12-month test periods beginning January 1, 2021 and ending December 31, 2022 and prospective rate base setting for the succeeding annual periods beginning January 1, 2024 and ending December 31, 2025

2025 Biennial Review

Future Virginia Commission review of Virginia Power’s earned return on base rate generation and distribution services for the two successive 12-month test periods beginning January 1, 2023 and ending December 31, 2024 and prospective rate base setting for the succeeding annual periods beginning January 1, 2026 and ending December 31, 2027

ACE Rule	Affordable Clean Energy Rule
AFUDC	Allowance for funds used during construction
AMI	Advanced Metering Infrastructure
AOCI	Accumulated other comprehensive income (loss)
ARO	Asset retirement obligation
Atlantic Coast Pipeline	Atlantic Coast Pipeline, LLC, a limited liability company owned by Dominion Energy and Duke Energy
Atlantic Coast Pipeline Project	A previously proposed approximately 600-mile natural gas pipeline running from West Virginia through Virginia to North Carolina which would have been owned by Dominion Energy and Duke Energy
bcf	Billion cubic feet
Bear Garden	A 622 MW combined-cycle, natural gas-fired power station in Buckingham County, Virginia
BHE

The legal entity, Berkshire Hathaway Energy Company, one or more of its consolidated subsidiaries (including Eastern Energy Gas Holdings, LLC, Northeast Midstream Partners, LP and Cove Point effective November 2020), or the entirety of Berkshire Hathaway Energy Company and its consolidated subsidiaries

CAA	Clean Air Act
CCR	Coal combustion residual
CCRO	Customer credit reinvestment offset
CEP	Capital Expenditure Program, as established by House Bill 95, Ohio legislation enacted in 2011, deployed by East Ohio to recover certain costs associated with capital investment
CERCLA	Comprehensive Environmental Response, Compensation and Liability Act of 1980, also known as Superfund
CFIUS	The Committee on Foreign Investment in the U.S.
CO2	Carbon dioxide
Colonial Trail West	A 142 MW utility-scale solar power station located in Surry County, Virginia
Companies	Dominion Energy and Virginia Power, collectively

Contracted Energy	Contracted Energy operating segment, formerly known as the Contracted Assets operating segment
Cove Point	Cove Point LNG, LP (formerly known as Dominion Energy Cove Point LNG, LP)
CPCN	Certificate of Public Convenience and Necessity
CVOW Commercial Project

A proposed 2.6 GW wind generation facility 27 miles off the coast of Virginia Beach, Virginia in federal waters adjacent to the CVOW Pilot Project and associated interconnection facilities in and around Virginia Beach, Virginia

CVOW Pilot Project	A 12 MW wind generation facility 27 miles off the coast of Virginia Beach, Virginia in federal waters
CWA	Clean Water Act
DECP Holdings	The legal entity DECP Holdings, Inc., which holds Dominion Energy's noncontrolling interest in Cove Point
DEQPS	MountainWest Pipeline Services, Inc. (formerly known as Dominion Energy Questar Pipeline Services, Inc.)
DES	Dominion Energy Services, Inc.
DESC

The legal entity, Dominion Energy South Carolina, Inc., one or more of its consolidated entities or operating segment, or the entirety of Dominion Energy South Carolina, Inc. and its consolidated entities

DGI	Dominion Generation, Inc.
DOE	U.S. Department of Energy
Dominion Energy

The legal entity, Dominion Energy, Inc., one or more of its consolidated subsidiaries (other than Virginia Power) or operating segments, or the entirety of Dominion Energy, Inc. and its consolidated subsidiaries

Dominion Energy Direct®	A dividend reinvestment and open enrollment direct stock purchase plan
Dominion Energy Questar Pipeline

The legal entity, MountainWest Pipeline, LLC (formerly known as Dominion Energy Questar Pipeline, LLC), one or more of its consolidated subsidiaries (including its 50% noncontrolling interest in White River Hub, LLC), or the entirety of Dominion Energy Questar Pipeline, LLC and its consolidated subsidiaries

Dominion Energy South Carolina	Dominion Energy South Carolina operating segment
Dominion Energy Virginia	Dominion Energy Virginia operating segment
Dominion Privatization	Dominion Utility Privatization, LLC, a joint venture between Dominion Energy and Patriot
DSM	Demand-side management
Dth	Dekatherm
Duke Energy	The legal entity, Duke Energy Corporation, one or more of its consolidated subsidiaries, or the entirety of Duke Energy Corporation and its consolidated subsidiaries
East Ohio	The East Ohio Gas Company, doing business as Dominion Energy Ohio
East Ohio Transaction

The proposed sale by Dominion Energy to Enbridge of all issued and outstanding capital stock in Dominion Energy Questar Corporation and its consolidated subsidiaries, which following a proposed reorganization will include East Ohio and Dominion Energy Gas Distribution, LLC, pursuant to a purchase and sale agreement entered into on September 5, 2023

Enbridge

The legal entity, Enbridge Inc., one or more of its consolidated subsidiaries (including Enbridge Elephant Holdings, LLC, Enbridge Parrot Holdings, LLC, and Enbridge Quail Holdings, LLC), or the entirety of Enbridge Inc. and its consolidated subsidiaries

EnergySolutions	EnergySolutions, LLC
EPA	U.S. Environmental Protection Agency
EPS	Earnings per common share

FCC	Federal Communications Commission
FERC	Federal Energy Regulatory Commission
GAAP	U.S. generally accepted accounting principles
Gas Distribution	Gas Distribution operating segment
GENCO	South Carolina Generating Company, Inc.
GHG	Greenhouse gas
Greensville County	A 1,629 MW combined-cycle, natural gas-fired power station in Greensville County, Virginia
GTSA	Virginia Grid Transformation and Security Act of 2018
GW	Gigawatt
Hope	Hope Gas, Inc., doing business as Dominion Energy West Virginia through August 2022
Jones Act	The Coastwise Merchandise Statute (commonly known as the Jones Act) 46 U.S.C. §55102 regulating U.S. maritime commerce
Kewaunee	Kewaunee nuclear power station
kV	Kilovolt
LNG	Liquefied natural gas
MGD	Million gallons per day
MW	Megawatt
MWh	Megawatt hour
NAV	Net asset value
NND Project

V.C. Summer Units 2 and 3 nuclear development project under which DESC and Santee Cooper undertook to construct two Westinghouse AP1000 Advanced Passive Safety nuclear units in Jenkinsville, South Carolina

North Anna	North Anna nuclear power station
North Carolina Commission	North Carolina Utilities Commission
NOX	Nitrogen oxide
NRC	U.S. Nuclear Regulatory Commission
Ohio Commission	Public Utilities Commission of Ohio
ozone season	The period May 1st through September 30th, as determined on a federal level
Patriot	Patriot Utility Privatizations, LLC, a joint venture between Foundation Infrastructure Partners, LLC and John Hancock Life Insurance Company (U.S.A.) and affiliates
PIPP	Percentage of Income Payment Plan deployed by East Ohio
PIR	Pipeline Infrastructure Replacement program deployed by East Ohio
PSD	Prevention of significant deterioration
PSNC	Public Service Company of North Carolina, Incorporated, doing business as Dominion Energy North Carolina
PSNC Transaction

The proposed sale by Dominion Energy to Enbridge of all of its membership interests in Fall North Carolina Holdco LLC and its consolidated subsidiaries, which following a proposed reorganization will include PSNC, pursuant to a purchase and sale agreement entered into on September 5, 2023

Q-Pipe Group

Collectively, Dominion Energy Questar Pipeline, DEQPS and MountainWest Energy Holding Company, LLC (formerly known as QPC Holding Company, LLC and its subsidiary MountainWest Southern Trails Pipeline Company (formerly known as Questar Southern Trails Pipeline Company))

Questar Gas	Questar Gas Company, doing business as Dominion Energy Utah, Dominion Energy Wyoming and Dominion Energy Idaho
Questar Gas Transaction

The proposed sale by Dominion Energy to Enbridge of all of its membership interests in Fall West Holdco LLC and its consolidated subsidiaries, which following a proposed reorganization will include Questar Gas, Wexpro, Wexpro II Company, Wexpro Development Company, Dominion Energy Wexpro Services Company, Questar InfoComm Inc. and Dominion Gas Projects Company, LLC, pursuant to a purchase and sale agreement entered into on September 5, 2023

Regulation Act

Legislation effective July 1, 2007, that amended the Virginia Electric Utility Restructuring Act and fuel factor statute, which legislation is also known as the Virginia Electric Utility Regulation Act, as amended in 2015, 2018 and 2023

RGGI	Regional Greenhouse Gas Initiative
Rider CCR	A rate adjustment clause associated with the recovery of costs related to the removal of CCR at certain power stations
Rider CE

A rate adjustment clause associated with the recovery of costs related to certain renewable generation, energy storage and related transmission facilities in Virginia as well as certain small-scale distributed generation projects and related transmission facilities

Rider D

A rate mechanism which allows PSNC to recover from customers all prudently incurred gas costs and the related portion of uncollectible expenses as well as losses on negotiated gas and transportation sales

Rider GT	A rate adjustment clause associated with the recovery of costs associated with electric distribution grid transformation projects that the Virginia Commission has approved as authorized by the GTSA
Rider GV	A rate adjustment clause associated with the recovery of costs related to Greensville County
Rider OSW	A rate adjustment clause associated with costs incurred to construct, own and operate the CVOW Commercial Project
Rider PPA

A rate adjustment clause associated with the recovery of costs associated with power purchase agreements for the energy, capacity, ancillary services and renewable energy credits owned by third parties

Rider R	A rate adjustment clause associated with the recovery of costs related to Bear Garden
Rider RGGI	A rate adjustment clause associated with the recovery of costs related to the purchase of allowances through the RGGI market-based trading program for CO2
Rider RPS	A rate adjustment clause associated with the recovery of costs related to the mandatory renewable portfolio standard program established by the VCEA
Rider S	A rate adjustment clause associated with the recovery of costs related to the Virginia City Hybrid Energy Center
Rider SNA

A rate adjustment clause associated with costs relating to the preparation of the applications for subsequent license renewal to the NRC to extend the operating licenses of Surry and North Anna and related projects

Rider T1

A rate adjustment clause to recover the difference between revenues produced from transmission rates included in base rates, and the new total revenue requirement developed annually for the rate years effective September 1

Rider U	A rate adjustment clause associated with the recovery of costs of new underground distribution facilities
Rider US-3	A rate adjustment clause associated with the recovery of costs related to Colonial Trail West and Spring Grove 1
Rider US-4	A rate adjustment clause associated with the recovery of costs related to Sadler Solar
Rider W	A rate adjustment clause associated with the recovery of costs related to Warren County
ROE	Return on equity
Sadler Solar	A 100 MW utility-scale solar power station located in Greensville County, Virginia

Santee Cooper	South Carolina Public Service Authority
SCANA	The legal entity, SCANA Corporation, one or more of its consolidated subsidiaries, or the entirety of SCANA Corporation and its consolidated subsidiaries
SCANA Combination	Dominion Energy’s acquisition of SCANA completed on January 1, 2019 pursuant to the terms of the agreement and plan of merger entered on January 2, 2018 between Dominion Energy and SCANA
SCANA Merger Approval Order	Final order issued by the South Carolina Commission on December 21, 2018 setting forth its approval of the SCANA Combination
SCDOR	South Carolina Department of Revenue
SEC	U.S. Securities and Exchange Commission
Series A Preferred Stock

Dominion Energy’s Series A Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 per share (previously designated the 1.75% Series A Cumulative Perpetual Convertible Preferred Stock)

Series B Preferred Stock	Dominion Energy’s 4.65% Series B Fixed-Rate Cumulative Redeemable Perpetual Preferred Stock, without par value, with a liquidation preference of $1,000 per share
Series C Preferred Stock	Dominion Energy’s 4.35% Series C Fixed-Rate Cumulative Redeemable Perpetual Preferred Stock, without par value, with a liquidation preference of $1,000 per share
South Carolina Commission	Public Service Commission of South Carolina
Southwest Gas	The legal entity, Southwest Gas Holdings, Inc., one or more of its consolidated subsidiaries, or the entirety of Southwest Gas Holdings, Inc. and its consolidated subsidiaries
Spring Grove 1	A 98 MW utility-scale solar power station located in Surry County, Virginia
Summer	V.C. Summer nuclear power station
Surry	Surry nuclear power station
UEX	Uncollectible Expense Rider deployed by East Ohio
Utah Commission	Utah Public Service Commission
VCEA	Virginia Clean Economy Act of March 2020
VEBA	Voluntary Employees’ Beneficiary Association
VIE	Variable interest entity
Virginia City Hybrid Energy Center	A 610 MW baseload carbon-capture compatible, clean coal powered electric generation facility in Wise County, Virginia
Virginia Commission	Virginia State Corporation Commission
Virginia Power

The legal entity, Virginia Electric and Power Company, one or more of its consolidated subsidiaries or operating segment, or the entirety of Virginia Electric and Power Company and its consolidated subsidiaries

Warren County	A 1,349 MW combined-cycle, natural gas-fired power station in Warren County, Virginia
Wexpro	The legal entity, Wexpro Company, one or more of its consolidated subsidiaries, or the entirety of Wexpro Company and its consolidated subsidiaries
Wisconsin Commission	Public Service Commission of Wisconsin
WP&L	Wisconsin Power and Light Company, a subsidiary of Alliant Energy Corporation
WPSC	Wisconsin Public Service Corporation, a subsidiary of WEC Energy Group
Wrangler	Wrangler Retail Gas Holdings, LLC, a partnership between Dominion Energy (through March 2022) and Interstate Gas Supply, Inc.

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

DOMINION ENERGY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
(millions, except per share amounts)
Operating Revenue	$3,166	$3,059	$7,049	$6,172
Operating Expenses
Electric fuel and other energy-related purchases	939	730	1,961	1,408
Purchased electric capacity	15	16	23	29
Purchased gas	49	95	172	240
Other operations and maintenance	775	850	1,517	1,740
Depreciation, depletion and amortization	603	600	1,221	1,202
Other taxes	164	177	355	359
Impairment of assets and other charges	44	416	142	405
Losses (gains) on sales of assets	(21)	636	(23)	608
Total operating expenses	2,568	3,520	5,368	5,991
Income (loss) from operations	598	(461)	1,681	181
Other income (expense)	314	(285)	590	(242)
Interest and related charges	395	71	874	313
Income (loss) from continuing operations including noncontrolling interests before income tax expense (benefit)	517	(817)	1,397	(374)
Income tax expense (benefit)	86	(152)	250	(9)
Net Income (Loss) From Continuing Operations	431	(665)	1,147	(365)
Net Income (Loss) From Discontinued Operations(1)	168	212	449	623
Net Income (Loss) Including Noncontrolling Interests	599	(453)	1,596	258
Noncontrolling Interests	—	—	—	—
Net Income (Loss) Attributable to Dominion Energy	$599	$(453)	$1,596	$258
Amounts attributable to Dominion Energy
Net income (loss) from continuing operations	$431	$(665)	$1,147	$(365)
Net income (loss) from discontinued operations	168	212	449	623
Net income (loss) attributable to Dominion Energy	$599	$(453)	$1,596	$258
EPS - Basic
Net income (loss) from continuing operations	$0.49	$(0.84)	$1.32	$(0.51)
Net income (loss) from discontinued operations	0.20	0.26	0.54	0.76
Net income (loss) attributable to Dominion Energy	$0.69	$(0.58)	$1.86	$0.25
EPS - Diluted
Net income (loss) from continuing operations	$0.49	$(0.84)	$1.32	$(0.51)
Net income (loss) from discontinued operations	0.20	0.26	0.54	0.76
Net income (loss) attributable to Dominion Energy	$0.69	$(0.58)	$1.86	$0.25

(1)
Includes income tax expense (benefit) of $38 million and $32 million for the three months ended June 30, 2023 and 2022, respectively, and $94 million and $132 million for the six months ended June 30, 2023 and 2022, respectively.

The accompanying notes are an integral part of Dominion Energy’s Consolidated Financial Statements.

DOMINION ENERGY, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
(millions)
Net income (loss) including noncontrolling interests	$599	$(453)	$1,596	$258
Other comprehensive income (loss), net of taxes:
Net deferred gains (losses) on derivatives-hedging activities(1)	6	29	(3)	54
Changes in unrealized net gains (losses) on investment securities(2)	(1)	(27)	16	(89)
Changes in net unrecognized pension and other postretirement benefit costs(3)	—	2	—	30
Amounts reclassified to net income (loss):
Net derivative (gains) losses-hedging activities(4)	8	11	16	21
Net realized (gains) losses on investment securities(5)	(2)	9	(1)	12
Net pension and other postretirement benefit costs (credits) (6)	(12)	16	(23)	33
Changes in other comprehensive income from equity method investees(7)	—	—	1	1
Total other comprehensive income (loss)	(1)	40	6	62
Comprehensive income (loss) including noncontrolling interests	598	(413)	1,602	320
Comprehensive income attributable to noncontrolling interests	—	—	—	—
Comprehensive income (loss) attributable to Dominion Energy	$598	$(413)	$1,602	$320

(1) Net of $(2) million and $(10) million tax for the three months ended June 30, 2023 and 2022, respectively, and net of $1 million and $(18) million tax for the six months ended June 30, 2023 and 2022, respectively.

(2) Net of $3 million and $9 million tax for the three months ended June 30, 2023 and 2022, respectively, and net of $(4) million and $28 million tax for the six months ended June 30, 2023 and 2022, respectively.

(3) Net of $— million and $2 million tax for the three months ended June 30, 2023 and 2022, respectively, and net of $— million and $(8) million tax for the six months ended June 30, 2023 and 2022, respectively.

(4) Net of $(2) million and $(3) million tax for the three months ended June 30, 2023 and 2022, respectively, and net of $(5) million and $(7) million tax for the six months ended June 30, 2023 and 2022, respectively.

(5) Net of $1 million and $(3) million tax for the three months ended June 30, 2023 and 2022, respectively, and net of $— million and $(4) million tax for the six months ended June 30, 2023 and 2022, respectively.

(6) Net of $4 million and $(6) million tax for the three months ended June 30, 2023 and 2022, respectively, and net of $8 million and $(12) million tax for the six months ended June 30, 2023 and 2022, respectively.

(7) Net of $— million and $— million tax for the three months ended June 30, 2023 and 2022, respectively, and net of $— million and $— million tax for the six months ended June 30, 2023 and 2022, respectively.

The accompanying notes are an integral part of Dominion Energy’s Consolidated Financial Statements.

DOMINION ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2023	December 31, 2022(1)
(millions)
ASSETS
Current Assets
Cash and cash equivalents	$108	$120
Customer receivables (less allowance for doubtful accounts of $30 and $27)	2,093	2,157
Other receivables (less allowance for doubtful accounts of $1 and $2)	380	383
Inventories	1,627	1,528
Derivative assets	258	1,019
Margin deposit assets	169	480
Regulatory assets	1,294	1,883
Other	570	504
Current assets held for sale	1,478	1,776
Total current assets	7,977	9,850
Investments
Nuclear decommissioning trust funds	6,553	5,957
Investment in equity method affiliates	300	295
Other	323	325
Total investments	7,176	6,577
Property, Plant and Equipment
Property, plant and equipment	78,669	75,178
Accumulated depreciation, depletion and amortization	(24,053)	(23,352)
Total property, plant and equipment, net	54,616	51,826
Deferred Charges and Other Assets
Goodwill	4,143	4,143
Regulatory assets	8,065	8,265
Other	5,047	4,780
Total deferred charges and other assets	17,255	17,188
Noncurrent Assets Held for Sale	19,040	18,802
Total assets	$106,064	$104,243

(1) Dominion Energy’s Consolidated Balance Sheet at December 31, 2022 has been derived from the audited Consolidated Balance Sheet at that date and recast for certain events as discussed in Note 1.

The accompanying notes are an integral part of Dominion Energy’s Consolidated Financial Statements.

DOMINION ENERGY, INC.

CONSOLIDATED BALANCE SHEETS—(Continued)

(Unaudited)

	June 30, 2023	December 31, 2022(1)
(millions)
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Securities due within one year	$4,346	$3,337
Supplemental credit facility borrowings	450	—
Short-term debt	4,575	3,423
Accounts payable	826	1,165
Accrued interest, payroll and taxes	780	910
Derivative liabilities	319	772
Regulatory liabilities	437	748
Other(2)	1,542	1,697
Current liabilities held for sale	711	1,398
Total current liabilities	13,986	13,450
Long-Term Debt
Long-term debt	33,278	32,515
Junior subordinated notes	1,387	1,387
Supplemental credit facility borrowings	—	450
Other	229	232
Total long-term debt	34,894	34,584
Deferred Credits and Other Liabilities
Deferred income taxes and investment tax credits	5,710	5,397
Regulatory liabilities	8,576	8,417
Other	6,924	6,963
Total deferred credits and other liabilities	21,210	20,777
Noncurrent Liabilities Held for Sale	7,546	7,551
Total liabilities	77,636	76,362
Commitments and Contingencies (see Note 17)
Shareholders' Equity
Preferred stock (see Note 16)	1,783	1,783
Common stock – no par(3)	23,704	23,605
Retained earnings	4,507	4,065
Accumulated other comprehensive loss	(1,566)	(1,572)
Shareholders' equity	28,428	27,881
Noncontrolling interests	—	—
Total shareholders' equity	28,428	27,881
Total liabilities and shareholders' equity	$106,064	$104,243

(1) Dominion Energy’s Consolidated Balance Sheet at December 31, 2022 has been derived from the audited Consolidated Balance Sheet at that date and recast for certain events as discussed in Note 1.

(2) See Note 10 for amounts attributable to related parties.

(3) 1.8 billion shares authorized; 837 million and 835 million shares outstanding at June 30, 2023 and December 31, 2022, respectively.

The accompanying notes are an integral part of Dominion Energy’s Consolidated Financial Statements.

DOMINION ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

(Unaudited)

QUARTER-TO-DATE

	Preferred Stock		Common Stock		Dominion Energy Shareholders
	Shares	Amount	Shares	Amount	Retained Earnings	AOCI	Total Shareholders' Equity	Noncontrolling Interests	Total Equity
(millions, except per share amounts)
March 31, 2022	2	$1,783	811	$21,657	$5,516	$(1,436)	$27,520	$—	$27,520
Net loss including noncontrolling interests					(453)		(453)	—	(453)
Issuance of stock			21	1,758			1,758		1,758
Stock awards (net of change in unearned compensation)				12			12		12
Preferred stock dividends (see Note 16)					(25)		(25)		(25)
Common stock dividends ($0.6675 per share) and distributions					(555)		(555)	—	(555)
Other comprehensive income, net of tax						40	40		40
June 30, 2022	2	$1,783	832	$23,427	$4,483	$(1,396)	$28,297	$—	$28,297

March 31, 2023	2	$1,783	836	$23,652	$4,486	$(1,565)	$28,356	$—	$28,356
Net income including noncontrolling interests					599		599	—	599
Issuance of stock			1	42			42		42
Stock awards (net of change in unearned compensation)				10			10		10
Preferred stock dividends (see Note 16)					(20)		(20)		(20)
Common stock dividends ($0.6675 per share) and distributions					(558)		(558)	—	(558)
Other comprehensive loss, net of tax						(1)	(1)		(1)
June 30, 2023	2	$1,783	837	$23,704	$4,507	$(1,566)	$28,428	$—	$28,428

The accompanying notes are an integral part of Dominion Energy’s Consolidated Financial Statements.

DOMINION ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

(Unaudited)

YEAR-TO-DATE

	Preferred Stock		Common Stock		Dominion Energy Shareholders
	Shares	Amount	Shares	Amount	Retained Earnings	AOCI	Total Shareholders' Equity	Noncontrolling Interests	Total Equity
(millions, except per share amounts)
December 31, 2021	2	$1,783	810	$21,610	$5,373	$(1,458)	$27,308	$—	$27,308
Net income including noncontrolling interests					258		258	—	258
Issuance of stock			22	1,803			1,803		1,803
Stock awards (net of change in unearned compensation)				14			14		14
Preferred stock dividends (see Note 16)					(52)		(52)		(52)
Common stock dividends ($1.335 per common share) and distributions					(1,096)		(1,096)	—	(1,096)
Other comprehensive income, net of tax						62	62		62
June 30, 2022	2	$1,783	832	$23,427	$4,483	$(1,396)	$28,297	$—	$28,297

December 31, 2022	2	$1,783	835	$23,605	$4,065	$(1,572)	$27,881	$—	$27,881
Net income including noncontrolling interests					1,596		1,596	—	1,596
Issuance of stock			2	85			85		85
Stock awards (net of change in unearned compensation)				14			14		14
Preferred stock dividends (see Note 16)					(40)		(40)		(40)
Common stock dividends ($1.335 per common share) and distributions					(1,115)		(1,115)	—	(1,115)
Other comprehensive income, net of tax						6	6		6
Other					1		1		1
June 30, 2023	2	$1,783	837	$23,704	$4,507	$(1,566)	$28,428	$—	$28,428

The accompanying notes are an integral part of Dominion Energy’s Consolidated Financial Statements.

DOMINION ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Six Months Ended June 30,	2023	2022
(millions)
Operating Activities
Net income including noncontrolling interests	$1,596	$258
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operating activities:
Depreciation, depletion and amortization (including nuclear fuel)	1,555	1,535
Deferred income taxes and investment tax credits	305	145
Impairment of assets and other charges	150	392
Losses (gains) on sales of assets and equity method investments	(31)	601
Net (gains) losses on nuclear decommissioning trust funds and other investments	(308)	556
Other adjustments	62	(56)
Changes in:
Accounts receivable	590	(115)
Inventories	(101)	(12)
Deferred fuel and purchased gas costs, net	416	(858)
Prepayments	(35)	(81)
Accounts payable	(694)	69
Accrued interest, payroll and taxes	(200)	(155)
Margin deposit assets and liabilities	311	(291)
Net realized and unrealized changes related to derivative activities	176	(87)
Pension and other postretirement benefits	(239)	(231)
Other operating assets and liabilities	(359)	(309)
Net cash provided by operating activities	3,194	1,361
Investing Activities
Plant construction and other property additions (including nuclear fuel)	(4,850)	(3,219)
Acquisition of solar development projects	(12)	(121)
Proceeds from sales of securities	1,138	2,081
Purchases of securities	(1,301)	(1,851)
Proceeds from sale of assets and equity method investments	11	146
Contributions to equity method affiliates	(48)	(31)
Short-term deposit	—	(2,000)
Other	48	(153)
Net cash used in investing activities	(5,014)	(5,148)
Financing Activities
Issuance of short-term debt, net	1,152	765
364-day term loan facility borrowings	2,500	—
Issuance and remarketing of long-term debt	1,660	2,338
Repayment and repurchase of long-term debt	(2,394)	(221)
Supplemental credit facility borrowings	450	900
Repayment of supplemental credit facility borrowings	(450)	(450)
Issuance of common stock	85	1,701
Common dividend payments	(1,115)	(1,096)
Other	(94)	(151)
Net cash provided by financing activities	1,794	3,786
Decrease in cash, restricted cash and equivalents	(26)	(1)
Cash, restricted cash and equivalents at beginning of period	341	408
Cash, restricted cash and equivalents at end of period	$315	$407

See Note 2 for disclosure of supplemental cash flow information.

The accompanying notes are an integral part of Dominion Energy’s Consolidated Financial Statements.

VIRGINIA ELECTRIC AND POWER COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
(millions)
Operating Revenue(1)	$2,251	$2,175	$4,635	$4,342
Operating Expenses
Electric fuel and other energy-related purchases(1)	706	533	1,505	1,049
Purchased electric capacity	10	11	18	22
Other operations and maintenance:
Affiliated suppliers	99	84	192	175
Other	344	394	692	873
Depreciation and amortization	432	425	879	854
Other taxes	67	83	152	158
Impairment of assets and other charges	38	409	45	413
Total operating expenses	1,696	1,939	3,483	3,544
Income from operations	555	236	1,152	798
Other income (expense)	48	(44)	84	(40)
Interest and related charges(1)	182	145	363	293
Income before income tax expense	421	47	873	465
Income tax expense	89	—	188	61
Net Income	$332	$47	$685	$404

(1)
See Note 19 for amounts attributable to affiliates.

The accompanying notes are an integral part of Virginia Power’s Consolidated Financial Statements.

VIRGINIA ELECTRIC AND POWER COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
(millions)
Net income	$332	$47	$685	$404
Other comprehensive income (loss), net of taxes:
Net deferred gains (losses) on derivatives-hedging activities(1)	6	25	(3)	44
Changes in unrealized net gains (losses) on investment securities(2)	(1)	(3)	3	(10)
Amounts reclassified to net income:
Net derivative (gains) losses-hedging activities(3)	—	—	—	1
Net realized (gains) losses on investment securities(4)	—	—	—	(1)
Total other comprehensive income (loss)	5	22	—	34
Comprehensive income	$337	$69	$685	$438

(1)
Net of $(2) million and $(8) million tax for the three months ended June 30, 2023 and 2022, respectively, and net of $1 million and $(15) million tax for the six months ended June 30, 2023 and 2022, respectively.
(2)
Net of $1 million and $2 million tax for the three months ended June 30, 2023 and 2022, respectively, and net of $— million and $4 million tax for the six months ended June 30, 2023 and 2022, respectively.
(3)
Net of $— million and $— million tax for the three months ended June 30, 2023 and 2022, respectively, and net of $— million and $— million tax for the six months ended June 30, 2023 and 2022, respectively.
(4)
Net of $— million and $— million tax for the three months ended June 30, 2023 and 2022, respectively, and net of $— million and $— million tax for the six months ended June 30, 2023 and 2022, respectively.

The accompanying notes are an integral part of Virginia Power’s Consolidated Financial Statements.

VIRGINIA ELECTRIC AND POWER COMPANY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2023	December 31, 2022(1)
(millions)
ASSETS
Current Assets
Cash and cash equivalents	$19	$22
Customer receivables (less allowance for doubtful accounts of $24 and $21)	1,693	1,578
Other receivables (less allowance for doubtful accounts of $1 and $2)	201	204
Affiliated receivables	72	7
Inventories (average cost method)	1,009	924
Margin deposit assets	32	310
Derivative assets(2)	61	765
Regulatory assets	627	1,140
Other	48	52
Total current assets	3,762	5,002
Investments
Nuclear decommissioning trust funds	3,508	3,202
Other	4	3
Total investments	3,512	3,205
Property, Plant and Equipment
Property, plant and equipment	57,554	54,697
Accumulated depreciation and amortization	(16,760)	(16,218)
Total property, plant and equipment, net	40,794	38,479
Deferred Charges and Other Assets
Regulatory assets	4,151	4,247
Other(2)	2,485	2,261
Total deferred charges and other assets	6,636	6,508
Total assets	$54,704	$53,194

(1)
Virginia Power’s Consolidated Balance Sheet at December 31, 2022 has been derived from the audited Consolidated Balance Sheet at that date.
(2)
See Note 19 for amounts attributable to affiliates.

The accompanying notes are an integral part of Virginia Power’s Consolidated Financial Statements.

VIRGINIA ELECTRIC AND POWER COMPANY

CONSOLIDATED BALANCE SHEETS—(Continued)

(Unaudited)

	June 30, 2023	December 31, 2022(1)
(millions)
LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Securities due within one year	$379	$1,164
Short-term debt	1,265	941
Accounts payable	540	600
Payables to affiliates	97	255
Affiliated current borrowings	2,330	2,024
Accrued interest, payroll and taxes	298	270
Regulatory liabilities	231	506
Derivative liabilities(2)	126	298
Other	1,103	1,176
Total current liabilities	6,369	7,234
Long-Term Debt
Long-term debt	16,050	14,916
Other	69	65
Total long-term debt	16,119	14,981
Deferred Credits and Other Liabilities
Deferred income taxes and investment tax credits	3,588	3,452
Regulatory liabilities	5,799	5,499
Other(2)	4,899	4,783
Total deferred credits and other liabilities	14,286	13,734
Total liabilities	36,774	35,949
Commitments and Contingencies (see Note 17)
Common Shareholder’s Equity
Common stock – no par(3)	5,738	5,738
Other paid-in capital	1,113	1,113
Retained earnings	11,070	10,385
Accumulated other comprehensive income	9	9
Total common shareholder’s equity	17,930	17,245
Total liabilities and shareholder’s equity	$54,704	$53,194

(1)
Virginia Power’s Consolidated Balance Sheet at December 31, 2022 has been derived from the audited Consolidated Balance Sheet at that date.
(2)
See Note 19 for amounts attributable to affiliates.
(3)
500,000 shares authorized; 274,723 shares outstanding at June 30, 2023 and December 31, 2022.

The accompanying notes are an integral part of Virginia Power’s Consolidated Financial Statements.

VIRGINIA ELECTRIC AND POWER COMPANY

CONSOLIDATED STATEMENTS OF COMMON SHAREHOLDER’S EQUITY

(Unaudited)

QUARTER-TO-DATE

	Common Stock
	Shares	Amount	Other Paid-In Capital	Retained Earnings	AOCI	Total
(millions, except for shares)	(thousands)
March 31, 2022	275	$5,738	$1,113	$9,526	$(29)	$16,348
Net income				47		47
Other comprehensive income, net of tax					22	22
Other				1		1
June 30, 2022	275	$5,738	$1,113	$9,574	$(7)	$16,418

March 31, 2023	275	$5,738	$1,113	$10,738	$4	$17,593
Net income				332		332
Other comprehensive income, net of tax					5	5
June 30, 2023	275	$5,738	$1,113	$11,070	$9	$17,930

YEAR-TO-DATE

	Common Stock
	Shares	Amount	Other Paid-In Capital	Retained Earnings	AOCI	Total
(millions, except for shares)	(thousands)
December 31, 2021	275	$5,738	$1,113	$9,170	$(41)	$15,980
Net income				404		404
Other comprehensive income, net of tax					34	34
June 30, 2022	275	$5,738	$1,113	$9,574	$(7)	$16,418

December 31, 2022	275	$5,738	$1,113	$10,385	$9	$17,245
Net income				685		685
Other comprehensive income, net of tax					—	—
June 30, 2023	275	$5,738	$1,113	$11,070	$9	$17,930

The accompanying notes are an integral part of Virginia Power’s Consolidated Financial Statements.

VIRGINIA ELECTRIC AND POWER COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Six Months Ended June 30,	2023	2022
(millions)
Operating Activities
Net income	$685	$404
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including nuclear fuel)	961	937
Deferred income taxes and investment tax credits	107	147
Impairment of assets and other charges	44	400
Net (gains) losses on nuclear decommissioning trust funds and other investments	(45)	75
Other adjustments	(5)	(50)
Changes in:
Accounts receivable	4	(302)
Affiliated receivables and payables	(224)	(27)
Inventories	(88)	22
Prepayments	(1)	4
Deferred fuel expenses, net	386	(780)
Accounts payable	(27)	116
Accrued interest, payroll and taxes	27	42
Margin deposit assets and liabilities	278	(311)
Net realized and unrealized changes related to derivative activities	472	84
Other operating assets and liabilities	(121)	(72)
Net cash provided by operating activities	2,453	689
Investing Activities
Plant construction and other property additions	(3,236)	(1,996)
Purchases of nuclear fuel	(100)	(118)
Acquisition of solar development projects	(12)	(38)
Proceeds from sales of securities	719	864
Purchases of securities	(824)	(892)
Other	55	(21)
Net cash used in investing activities	(3,398)	(2,201)
Financing Activities
Issuance (repayment) of short-term debt, net	324	(20)
Issuance (repayment) of affiliated current borrowings, net	306	(587)
Issuance and remarketing of long-term debt	1,660	2,338
Repayment and repurchase of long-term debt	(1,308)	(138)
Other	(42)	(49)
Net cash provided by financing activities	940	1,544
Increase (decrease) in cash, restricted cash and equivalents	(5)	32
Cash, restricted cash and equivalents at beginning of period	24	26
Cash, restricted cash and equivalents at end of period	$19	$58

See Note 2 for disclosure of supplemental cash flow information.

The accompanying notes are an integral part of Virginia Power’s Consolidated Financial Statements.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1. Nature of Operations

Dominion Energy, headquartered in Richmond, Virginia, is one of the nation’s largest producers and distributors of energy. Dominion Energy’s operations are conducted through various subsidiaries, including Virginia Power. Dominion Energy’s operations also include DESC, regulated gas distribution operations primarily in the eastern and Rocky Mountain regions of the U.S., nonregulated electric generation and a noncontrolling interest in Cove Point. In July 2023, Dominion Energy entered into an agreement to sell its remaining 50% noncontrolling partnership interest in Cove Point to BHE. See Note 10 for additional information.

In connection with the comprehensive business review announced in November 2022, Dominion Energy entered into agreements in September 2023 to sell all of its regulated gas distribution operations, except for DESC’s, to Enbridge. In addition, Dominion Energy completed the sale in September 2023 of its remaining 50% noncontrolling partnership interest in Cove Point to BHE under the agreement entered in July 2023. As discussed in Notes 3 and 10, these operations are classified as discontinued operations and held for sale in Dominion Energy’s Consolidated Financial Statements. Subsequently in September 2023, Dominion Energy revised its primary operating segments as discussed in Note 21. Dominion Energy’s Consolidated Financial Statements and Notes have been recast to reflect these changes in presentation.

Note 2. Significant Accounting Policies

As permitted by the rules and regulations of the SEC, the Companies’ accompanying unaudited Consolidated Financial Statements contain certain condensed financial information and exclude certain footnote disclosures normally included in annual audited consolidated financial statements prepared in accordance with GAAP. These unaudited Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and Notes in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022.

In the Companies’ opinion, the accompanying unaudited Consolidated Financial Statements contain all adjustments necessary to present fairly their financial position at June 30, 2023, their results of operations and changes in equity for the three and six months ended June 30, 2023 and 2022 and their cash flows for the six months ended June 30, 2023 and 2022. Such adjustments are normal and recurring in nature unless otherwise noted.

The Companies make certain estimates and assumptions in preparing their Consolidated Financial Statements in accordance with GAAP. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods presented. Actual results may differ from those estimates.

The Companies’ accompanying unaudited Consolidated Financial Statements include, after eliminating intercompany transactions and balances, their accounts, those of their respective majority-owned subsidiaries and non-wholly-owned entities in which they have a controlling financial interest. For certain partnership structures, income is allocated based on the liquidation value of the underlying contractual arrangements.

The results of operations for interim periods are not necessarily indicative of the results expected for the full year. Information for quarterly periods is affected by seasonal variations in sales, rate changes, electric fuel and other energy-related purchases, purchased gas expenses and other factors.

Certain amounts in the Companies’ 2022 Consolidated Financial Statements and Notes have been reclassified to conform to the 2023 presentation for comparative purposes; however, such reclassifications did not affect the Companies’ net income, total assets, liabilities, equity or cash flows.

Amounts disclosed for Dominion Energy are inclusive of Virginia Power, where applicable. There have been no significant changes from Note 2 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022, with the exception of the items described below.

Cash, Restricted Cash and Equivalents

Restricted Cash and Equivalents

The following table provides a reconciliation of the total cash, restricted cash and equivalents reported within the Companies’ Consolidated Balance Sheets to the corresponding amounts reported within the Companies’ Consolidated Statements of Cash Flows for the six months ended June 30, 2023 and 2022:

	Cash, Restricted Cash and Equivalents at End of Period		Cash, Restricted Cash and Equivalents at Beginning of Period
	June 30, 2023	June 30, 2022	December 31, 2022	December 31, 2021
(millions)
Dominion Energy
Cash and cash equivalents(1)	$137	$273	$153	$283
Restricted cash and equivalents(2)	178	134	188	125
Cash, restricted cash and equivalents shown in the Consolidated Statements of Cash Flows	$315	$407	$341	$408
Virginia Power
Cash and cash equivalents	$19	$56	$22	$26
Restricted cash and equivalents(3)	—	2	2	—
Cash, restricted cash and equivalents shown in the Consolidated Statements of Cash Flows	$19	$58	$24	$26

(1)
At June 30, 2023, June 30, 2022, December 31, 2022 and December 31, 2021, Dominion Energy had $29 million, $24 million, $34 million and $34 million, respectively, of cash and cash equivalents included in current assets held for sale.
(2)
At June 30, 2023, June 30, 2022, December 31, 2022 and December 31, 2021, Dominion Energy had $3 million, $1 million, $2 million and less than $1 million, respectively, of restricted cash and equivalents included in current assets held for sale.
(3)
Restricted cash and equivalents balances are presented within other current assets in Virginia Power's Consolidated Balance Sheets.

Supplemental Cash Flow Information

The following table provides supplemental disclosure of cash flow information related to Dominion Energy:

Six Months Ended June 30,	2023	2022
(millions)
Significant noncash investing and financing activities:(1)
Accrued capital expenditures	$713	$512
Leases(2)	279	57
(1)
See Note 10 for noncash investing activities related to the acquisition of a noncontrolling interest in Dominion Privatization, Note 16 for noncash financing activities related to the remarketing of Series A Preferred Stock and the issuance of common stock associated with the settlement of litigation and Note 17 for noncash financing activities related to the transfer of property associated with the settlement of litigation.
(2)
Includes $40 million and $19 million of financing leases at June 30, 2023 and 2022, respectively, and $239 million and $38 million of operating leases at June 30, 2023 and 2022, respectively.

The following table provides supplemental disclosure of cash flow information related to Virginia Power:

Six Months Ended June 30,	2023	2022
(millions)
Significant noncash investing and financing activities:
Accrued capital expenditures	$550	$240
Leases(1)	242	47

(1)
Includes $36 million and $14 million of financing leases at June 30, 2023 and 2022, respectively, and $206 million and $33 million of operating leases at June 30, 2023 and 2022, respectively.

Note 3. Acquisitions and Dispositions

Business Review Dispositions

Sale of East Ohio

In September 2023, Dominion Energy entered into an agreement with Enbridge for the East Ohio Transaction, which includes the sale of East Ohio and is valued at approximately $6.6 billion, consisting of a purchase price of approximately $4.3 billion in cash and approximately $2.3 billion of assumed indebtedness. The purchase price will be subject to customary post-closing adjustments, including adjustments for cash, indebtedness, net working capital, capital expenditures and net regulatory assets and liabilities. Closing of the East Ohio Transaction is not conditioned upon the closing of the PSNC or Questar Gas Transactions. The sale will be treated as a stock sale for tax purposes and is expected to close in 2024, subject to clearance or approval under or by the Hart-Scott-Rodino Act, CFIUS and FCC as well as other customary closing and regulatory conditions. In November 2023, the waiting period under the Hart-Scott-Rodino Act expired. Also in November 2023, Dominion Energy submitted its initial filing request for approval by CFIUS. In October 2023, as required under the sale agreement, Dominion Energy filed a notice with the Ohio Commission. The proposed internal reorganization in connection with the East Ohio Transaction is subject to approval by the Utah and Wyoming Commissions. Dominion Energy filed for such approvals in September 2023 and received approval from the Utah Commission in November 2023.

Upon closing, Dominion Energy will retain the pension and other postretirement benefit plan assets and obligations, including related income tax and other deferred balances, associated with retiree participants in both East Ohio's union pension and other postretirement benefit plans and retiree participants of the sale entities in the Dominion Energy Pension Plan and the Dominion Energy Retiree Health and Welfare Plan. The East Ohio Transaction is subject to termination by either party if not completed by September 2024, subject to a potential three-month extension for receipt of regulatory approvals, with a termination fee of $155 million due to Dominion Energy under certain conditions. Based on the recorded balances at September 30, 2023, Dominion Energy expects to recognize a pre-tax gain of approximately $20 million ($20 million after-tax loss) upon closing, including the write-off of $1.5 billion of goodwill which is not deductible for tax purposes but excluding the effects of final closing adjustments.

At the closing of the East Ohio Transaction, Dominion Energy and Enbridge will enter into a transition services agreement pursuant to which Dominion Energy will continue to provide certain services to support the ongoing operations of East Ohio for up to approximately two years. Enbridge has also agreed to provide certain services to Dominion Energy.

Sale of PSNC

In September 2023, Dominion Energy entered into an agreement with Enbridge for the PSNC Transaction, which includes the sale of PSNC and is valued at approximately $3.1 billion, consisting of a purchase price of approximately $2.2 billion in cash and approximately $1.0 billion of assumed indebtedness. The purchase price will be subject to customary post-closing adjustments, including adjustments for cash, indebtedness, net working capital, capital expenditures and net regulatory assets and liabilities. Closing of the PSNC Transaction is not conditioned upon the closing of the East Ohio or Questar Gas Transactions. The sale will be treated as a stock sale for tax purposes and is expected to close in 2024, subject to clearance or approval under or by the Hart-Scott-Rodino Act, CFIUS, FCC and North Carolina Commission as well as other customary closing and regulatory conditions. In November 2023, the waiting period under the Hart-Scott-Rodino Act expired. Also in November 2023, Dominion Energy submitted its initial filing request for approval by CFIUS. In October 2023, Dominion Energy filed for approval from the North Carolina Commission. The proposed internal reorganization in connection with the PSNC Transaction is subject to approval by the North Carolina Commission. Dominion Energy filed for such approval in September 2023.

Upon closing, Dominion Energy will retain the entirety of the assets and obligations, including related income tax and other deferred balances, of the pension and other postretirement employee benefit plans associated with the operations included in the transaction and relating to services provided through closing. The PSNC Transaction is subject to termination by either party if not completed by September 2024, subject to a potential three-month extension for receipt of regulatory approvals, with a termination fee of $78 million due to Dominion Energy under certain conditions. Based on the recorded balances at September 30, 2023, Dominion Energy expects to recognize a pre-tax gain of approximately $130 million ($290 million after-tax loss) upon closing, including the write-off of $0.7 billion of goodwill which is not deductible for tax purposes but excluding the effects of final closing adjustments.

At the closing of the PSNC Transaction, Dominion Energy and Enbridge will enter into a transition services agreement pursuant to which Dominion Energy will continue to provide certain services to support the ongoing operations of PSNC for up to approximately two years. Enbridge has also agreed to provide certain services to Dominion Energy.

Sale of Questar Gas and Wexpro

In September 2023, Dominion Energy entered into an agreement with Enbridge for the Questar Gas Transaction, which includes the sale of Questar Gas, Wexpro and related affiliates and is valued at approximately $4.3 billion, consisting of a purchase price of approximately $3.0 billion in cash and approximately $1.3 billion of assumed indebtedness. The purchase price will be subject to customary post-closing adjustments, including adjustments for cash, indebtedness, net working capital, capital expenditures and net regulatory assets and liabilities. Closing of the Questar Gas Transaction is not conditioned upon the closing of the East Ohio or PSNC Transactions. The sale will be treated as a stock sale for tax purposes and is expected to close in 2024, subject to clearance or approval under or by the Hart-Scott-Rodino Act, CFIUS, FCC and Utah and Wyoming Commissions as well as other customary closing and regulatory conditions. In November 2023, the waiting period under the Hart-Scott-Rodino Act expired. Also in November 2023, Dominion Energy submitted its initial filing request for approval by CFIUS. In October 2023, Dominion Energy filed for approvals from the Utah and Wyoming Commissions. In October 2023, Dominion Energy filed the notice with the Idaho Commission required for closing of the Questar Gas Transaction. The proposed internal reorganization in connection with the Questar Gas Transaction is subject to approval by the Utah and Wyoming Commissions. Dominion Energy filed for such approvals in September 2023 and received approval from the Utah Commission in November 2023.

Upon closing, Dominion Energy will retain the pension and other postretirement benefit plan assets and obligations, including related income tax and other deferred balances, associated with retiree participants of the sale entities in the Dominion Energy Pension Plan and the Dominion Energy Retiree Health and Welfare Plan. The Questar Gas Transaction is subject to termination by either party if not completed by September 2024, subject to a potential three-month extension for receipt of regulatory approvals, with a termination fee of $107 million due to Dominion Energy under certain conditions. Based on the recorded balances at September 30, 2023, Dominion Energy expects to recognize a pre-tax loss of approximately $10 million ($530 million after-tax loss) upon closing, including the write-off of $1.0 billion of goodwill which is not deductible for tax purposes but excluding the effects of final closing adjustments.

At the closing of the Questar Gas Transaction, Dominion Energy and Enbridge will enter into a transition services agreement pursuant to which Dominion Energy will continue to provide certain services to support the ongoing operations of Questar Gas and Wexpro for up to approximately two years. Enbridge has also agreed to provide certain services to Dominion Energy.

Other Sales

In August 2023, Dominion Energy entered into an agreement and completed the sale of Tredegar Solar Fund I, LLC to Spruce Power for cash consideration of $21 million. Dominion Energy recorded an impairment associated with these operations in the second quarter of 2023 as discussed in Note 8.

Financial Statement Information

The operations included in each of the East Ohio, PSNC and Questar Gas Transactions are presented as held for sale and discontinued operations within the Corporate and Other segment effective September 2023. In addition, operations associated with the other sales related to the comprehensive business review are also presented as discontinued operations within the Corporate and Other segment effective September 2023. As a result, the previously reported amounts have been recast to reflect this presentation and depreciation and amortization ceased on the applicable assets.

The following table represents selected information for each disposal group regarding the results of operations reported within discontinued operations in Dominion Energy's Consolidated Statements of Income:

	Three Months Ended June 30, 2023				Six Months Ended June 30, 2023
	East Ohio Transaction	PSNC Transaction	Questar Gas Transaction	Other	East Ohio Transaction	PSNC Transaction	Questar Gas Transaction	Other
(millions)
Operating revenue	$235	$120	$271	$2	$547	$446	$1,001	$3
Operating expense	153	98	233	19	369	306	812	22
Other income (expense)	7	3	2	—	15	5	3	—
Interest and related charges	17	12	17	1	32	25	33	1
Income (loss) before income taxes	72	13	23	(18)	161	120	159	(20)
Income tax expense (benefit)	6	2	3	(4)	19	26	32	(5)
Net income (loss) attributable to Dominion Energy(1)	$66	$11	$20	$(14)	$142	$94	$127	$(15)
(1)
Excludes $5 million and $(4) million of income tax expense (benefit) attributable to consolidated state and interim period tax allocation adjustments for the three and six months ended June 30, 2023, respectively.

	Three Months Ended June 30, 2022				Six Months Ended June 30, 2022
	East Ohio Transaction	PSNC Transaction	Questar Gas Transaction	Other	East Ohio Transaction	PSNC Transaction	Questar Gas Transaction	Other
(millions)
Operating revenue	$222	$111	$213	$1	$532	$446	$732	$3
Operating expense	145	88	170	1	363	312	558	3
Other income (expense)	7	1	—	—	14	3	—	—
Interest and related charges	6	10	10	—	9	19	20	—
Income (loss) before income taxes	78	14	33	—	174	118	154	—
Income tax expense (benefit)	10	2	5	—	24	25	31	—
Net income (loss) attributable to Dominion Energy(1)	$68	$12	$28	$—	$150	$93	$123	$—
(1)
Excludes $(9) million and $(13) million of income tax expense (benefit) attributable to consolidated state and interim period tax allocation adjustments for the three and six months ended June 30, 2022, respectively.

The carrying amount of major classes of assets and liabilities relating to the disposal groups, which are reported as held for sale in Dominion Energy's Consolidated Balance Sheets were as follows:

	At June 30, 2023				At December 31, 2022
	East Ohio Transaction	PSNC Transaction	Questar Gas Transaction	Other	East Ohio Transaction	PSNC Transaction	Questar Gas Transaction	Other
(millions)
Current assets(1)	$403	$230	$728	$30	$544	$381	$803	$1
Property, plant and equipment, net	5,174	2,659	4,094	—	5,012	2,591	3,984	47
Other deferred charges and other assets, including goodwill(2) and intangible assets	2,628	818	1,004	—	2,629	822	1,043	—
Current liabilities	359	120	223	9	634	151	612	1
Long-term debt	2,286	798	1,245		2,287	798	1,245	—
Other deferred credits and liabilities	1,423	695	1,097	—	1,435	689	1,087	9
(1)
Includes cash and cash equivalents of $3 million and $6 million within the East Ohio Transaction, less than $1 million and less than $1 million within the PSNC Transaction and $26 million and $28 million within the Questar Gas Transaction at June 30, 2023 and December 31, 2022, respectively. Also includes regulatory assets of $93 million and $90 million within the East Ohio Transaction, $108 million and $95 million within the PSNC Transaction and $450 million and $273 million within the Questar Gas Transaction at June 30, 2023 and December 31, 2022, respectively.
(2)
Includes goodwill of $1.5 billion, $673 million and $983 million at both June 30, 2023 and December 31, 2022 within the East Ohio, PSNC and Questar Gas Transactions, respectively. Also includes regulatory assets of $739 million and $751 million within the East Ohio Transaction, $89 million and $93 million within the PSNC Transaction and $(31) million and $(22) million within the Questar Gas Transaction at June 30, 2023 and December 31, 2022, respectively.
(3)
Includes regulatory liabilities of $57 million and $43 million within the East Ohio Transaction, $39 million and $11 million within the PSNC Transaction and $50 million and $144 million within the Questar Gas Transaction at June 30, 2023 and December 31, 2022, respectively.
(4)
Includes regulatory liabilities of $730 million and $749 million within the East Ohio Transaction, $439 million and $436 million within the PSNC Transaction and $509 million and $506 million within the Questar Gas Transaction at June 30, 2023 and December 31, 2022, respectively.

Capital expenditures and significant noncash items relating to the disposal groups included the following:

	Six Months Ended June 30, 2023				Six Months Ended June 30, 2022
	East Ohio Transaction	PSNC Transaction	Questar Gas Transaction	Other	East Ohio Transaction	PSNC Transaction	Questar Gas Transaction	Other
(millions)
Capital expenditures	$215	$99	$177	$—	$192	$68	$210	$—
Significant noncash items
Depreciation, depletion and amortization	71	44	86	2	65	43	81	2
Accrued capital expenditures	48	19	32	—	28	16	35	—

Disposition of Gas Transmission & Storage Operations

In December 2021, Dominion Energy completed the sale of the Q-Pipe Group to Southwest Gas, as discussed in Note 3 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022. In the first quarter of 2022, Dominion Energy recognized a gain of $27 million ($20 million after-tax) in discontinued operations in its Consolidated Statements of Income associated with finalization of working capital adjustments.

Sale of Kewaunee

In May 2021, Dominion Energy entered into an agreement to sell 100% of the equity interests in Dominion Energy Kewaunee, Inc. to EnergySolutions, including the transfer of all decommissioning obligations associated with Kewaunee, which ceased operations in 2013. The sale closed in June 2022 following approval from the Wisconsin Commission in May 2022 and NRC approval of a requested license transfer in March 2022. The sale was treated as an asset sale for tax purposes and Dominion Energy retained the assets and obligations of the pension and other postretirement employee benefit plans. EnergySolutions is subject to the Wisconsin regulatory conditions agreed to by Dominion Energy upon its acquisition of Kewaunee, including the return of any excess decommissioning funds to WPSC and WP&L customers following completion of all decommissioning activities.

In the second quarter of 2022, Dominion Energy recorded a loss of $649 million ($513 million after-tax), recorded in losses (gains) on sales of assets in its Consolidated Statements of Income, primarily related to the difference between the nuclear decommissioning trust and AROs. Prior to its receipt, there had been uncertainty as to the timing of or ability to obtain approval from the Wisconsin Commission. Prior to closing, Dominion Energy withdrew $80 million from the nuclear decommissioning trust to recover certain spent nuclear fuel and other permitted costs.

Note 4. Operating Revenue

The Companies’ operating revenue consists of the following:

	Dominion Energy				Virginia Power
	Quarter-to-Date		Year-to-Date		Quarter-to-Date		Year-to-Date
Period Ended June 30,	2023	2022	2023	2022	2023	2022	2023	2022
(millions)
Regulated electric sales:
Residential	$1,124	$1,117	$2,410	$2,404	$832	$816	$1,842	$1,831
Commercial	1,147	1,089	2,217	1,987	917	874	1,783	1,591
Industrial	211	220	431	417	99	110	215	213
Government and other retail	232	297	476	569	213	281	442	539
Wholesale	36	68	80	115	22	31	51	63
Nonregulated electric sales	125	236	382	603	22	31	33	45
Regulated gas sales:
Residential	43	52	179	215
Commercial	28	40	81	105
Other	16	43	39	77
Regulated gas transportation and storage	5	14	9	24
Other regulated revenues	65	84	143	140	62	80	136	131
Other nonregulated revenues(1)(2)	48	43	85	75	22	16	33	22
Total operating revenue from contracts with customers	3,080	3,303	6,532	6,731	2,189	2,239	4,535	4,435
Other revenues(1)(3)	86	(244)	517	(559)	62	(64)	100	(93)
Total operating revenue	$3,166	$3,059	$7,049	$6,172	$2,251	$2,175	$4,635	$4,342

(1)
See Note 19 for amounts attributable to affiliates.
(2)
Sales of renewable energy credits were $24 million and $7 million for the three months ended June 30, 2023 and 2022, respectively, and $29 million and $11 million for the six months ended June 30, 2023 and 2022, respectively, at Dominion Energy and $19 million and less than $1 million for the three months ended June 30, 2023 and 2022, respectively, and $22 million and less than $1 million for the six months ended June 30, 2023 and 2022, respectively, at Virginia Power.
(3)
Includes alternative revenue of $50 million and $19 million for the three months ended June 30, 2023 and 2022, respectively, and $77 million and $27 million for the six months ended June 30, 2023 and 2022, respectively, at both Dominion Energy and Virginia Power.

Neither Dominion Energy nor Virginia Power have any amounts for revenue to be recognized in the future on multi-year contracts in place at June 30, 2023.

At June 30, 2023 and December 31, 2022, Dominion Energy’s contract liability balances were $81 million and $51 million, respectively, and are recorded in other current liabilities and other deferred credits and other liabilities in its Consolidated Balance Sheets. At June 30, 2023 and December 31, 2022, Virginia Power’s contract liability balances were $74 million and $39 million, respectively, and are recorded in other current liabilities and other deferred credits and other liabilities in its Consolidated Balance Sheets.

The Companies recognize revenue as they fulfill their obligations to provide service to their customers. During the six months ended June 30, 2023 and 2022, Dominion Energy recognized revenue of $47 million and $42 million, respectively, from the beginning contract liability balances. During the six months ended June 30, 2023 and 2022, Virginia Power recognized $39 million and $33 million, respectively, from the beginning contract liability balances.

Note 5. Income Taxes

For continuing operations, including noncontrolling interests, the statutory U.S. federal income tax rate reconciles to the Companies’ effective income tax rate as follows:

	Dominion Energy		Virginia Power
Six Months Ended June 30,	2023	2022	2023	2022
U.S. statutory rate	21.0%	21.0%	21.0%	21.0%
Increases (reductions) resulting from:
Recognition of taxes - sale of subsidiary stock	—	(24.1)
State taxes, net of federal benefit	3.8	(2.8)	4.6	4.4
Investment tax credits	(3.1)	4.5	(0.3)	(6.9)
Production tax credits	(0.5)	0.5	(0.8)	(1.0)
Reversal of excess deferred income taxes	(2.0)	4.2	(2.3)	(3.9)
Changes in state deferred taxes associated with assets held for sale	—	(1.4)
AFUDC - equity	(0.1)	0.2	(0.1)	(1.0)
Other, net	(1.2)	0.3	(0.5)	0.6
Effective tax rate	17.9%	2.4%	21.6%	13.2%

In the first quarter of 2022, Dominion Energy entered into an agreement to sell 100% of the equity interests in Hope in a stock sale for income tax purposes. As of June 30, 2022, Dominion had established $90 million of deferred tax liabilities reflecting the excess of the financial reporting basis over the tax basis in Hope’s stock. These deferred taxes reversed upon closing of the sale in August 2022 and became a component of current income tax expense on the sale. See Note 3 to the Consolidated Financial Statements in Dominion Energy's Annual Report on Form 10-K for the year ended December 31, 2022 for additional information regarding the sale of Hope.

As of June 30, 2023, there have been no material changes in the Companies’ unrecognized tax benefits or possible changes that could reasonably be expected to occur during the next twelve months. See Note 5 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022, for a discussion of these unrecognized tax benefits.

Discontinued operations

Income tax expense reflected in discontinued operations is $94 million and $132 million for the six months ended June 30, 2023 and 2022, respectively.

Note 6. Earnings Per Share

The following table presents the calculation of Dominion Energy’s basic and diluted EPS:

	Quarter-to-Date		Year-to-Date
Period Ended June 30,	2023	2022	2023	2022
(millions, except EPS)
Net income (loss) attributable to Dominion Energy from continuing operations	$431	$(665)	$1,147	$(365)
Preferred stock dividends (see Note 16)	(20)	(25)	(40)	(52)
Net income (loss) attributable to Dominion Energy from continuing operations – Basic	411	(690)	1,107	(417)
Dilutive effect of 2019 Equity Units(1)(2)	—	—	—	—
Net income (loss) attributable to Dominion Energy from continuing operations - Diluted	$411	$(690)	$1,107	$(417)
Net income (loss) attributable to Dominion Energy from discontinued operations - Basic & Diluted	$168	$212	$449	$623
Average shares of common stock outstanding – Basic	836.0	818.4	835.6	814.5
Net effect of dilutive securities(1)(3)	0.2	—	0.3	—
Average shares of common stock outstanding – Diluted	836.2	818.4	835.9	814.5
EPS from continuing operations – Basic	$0.49	$(0.84)	$1.32	$(0.51)
EPS from discontinued operations – Basic	0.20	0.26	0.54	0.76
EPS attributable to Dominion Energy – Basic	$0.69	$(0.58)	$1.86	$0.25
EPS from continuing operations – Diluted	$0.49	$(0.84)	$1.32	$(0.51)
EPS from discontinued operations – Diluted	0.20	0.26	0.54	0.76
EPS attributable to Dominion Energy – Diluted	$0.69	$(0.58)	$1.86	$0.25

(1)
As a result of a net loss for the three and six months ended June 30, 2022, any adjustments to earnings or shares would be considered antidilutive and are therefore excluded from the calculation of diluted EPS.
(2)
Effective January 2022, diluted net income was no longer reduced by the Series A Preferred Stock dividends.
(3)
Dilutive securities for the three and six months ended June 30, 2023 include stock potentially to be issued to satisfy the obligation under a settlement agreement with the SCDOR (applying the if converted method). See Note 17 for additional information.

The 2019 Equity Units, prior to settlement in June 2022, were a potentially dilutive instrument. See Note 19 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022 and Note 16 in this report for additional information.

Note 7. Accumulated Other Comprehensive Income (Loss)

Dominion Energy

The following table presents Dominion Energy’s changes in AOCI (net of tax) and reclassifications out of AOCI by component:

	Total Derivative-Hedging Activities(1)(2)	Investment Securities(3)	Pension and other postretirement benefit costs(4)	Equity Method Investees(5)	Total
(millions)
Three Months Ended June 30, 2023
Beginning balance	$(250)	$(26)	$(1,287)	$(2)	$(1,565)
Other comprehensive income (loss) before reclassifications: gains (losses)	6	(1)	—	—	5
Amounts reclassified from AOCI: (gains) losses
Interest and related charges	10	—	—	—	10
Other income (expense)	—	(3)	(16)	—	(19)
Total	10	(3)	(16)	—	(9)
Income tax expense (benefit)	(2)	1	4	—	3
Total, net of tax	8	(2)	(12)	—	(6)
Net current period other comprehensive income (loss)	14	(3)	(12)	—	(1)
Ending balance	$(236)	$(29)	$(1,299)	$(2)	$(1,566)
Three Months Ended June 30, 2022
Beginning balance	$(323)	$(22)	$(1,088)	$(3)	$(1,436)
Other comprehensive income (loss) before reclassifications: gains (losses)	29	(27)	2	—	4
Amounts reclassified from AOCI: (gains) losses
Interest and related charges	14	—	—	—	14
Other income (expense)	—	12	22	—	34
Total	14	12	22	—	48
Income tax expense (benefit)	(3)	(3)	(6)	—	(12)
Total, net of tax	11	9	16	—	36
Net current period other comprehensive income (loss)	40	(18)	18	—	40
Ending balance	$(283)	$(40)	$(1,070)	$(3)	$(1,396)
(1)
Comprised entirely of interest rate derivative hedging activities.
(2)
Net of $79 million, $83 million, $94 million and $107 million tax at June 30, 2023, March 31, 2023, June 30, 2022 and March 31, 2022, respectively.
(3)
Net of $9 million, $6 million, $14 million and $8 million tax at June 30, 2023, March 31, 2023, June 30, 2022 and March 31, 2022, respectively.
(4)
Net of $453 million, $449 million, $376 million and $380 million tax at June 30, 2023, March 31, 2023, June 30, 2022 and March 31, 2022, respectively.
(5)
Net of $— million, $— million, $1 million and $1 million tax at June 30, 2023, March 31, 2023, June 30, 2022 and March 31, 2022, respectively.

	Total Derivative-Hedging Activities(1)(2)	Investment Securities(3)	Pension and other postretirement benefit costs(4)	Equity Method Investees(5)	Total
(millions)
Six Months Ended June 30, 2023
Beginning balance	$(249)	$(44)	$(1,276)	$(3)	$(1,572)
Other comprehensive income (loss) before reclassifications: gains (losses)	(3)	16	—	1	14
Amounts reclassified from AOCI: (gains) losses
Interest and related charges	21	—	—	—	21
Other income (expense)	—	(1)	(31)	—	(32)
Total	21	(1)	(31)	—	(11)
Income tax expense (benefit)	(5)	—	8	—	3
Total, net of tax	16	(1)	(23)	—	(8)
Net current period other comprehensive income (loss)	13	15	(23)	1	6
Ending balance	$(236)	$(29)	$(1,299)	$(2)	$(1,566)
Six Months Ended June 30, 2022
Beginning balance	$(358)	$37	$(1,133)	$(4)	$(1,458)
Other comprehensive income (loss) before reclassifications: gains (losses)	54	(89)	30	1	(4)
Amounts reclassified from AOCI: (gains) losses
Interest and related charges	28	—	—	—	28
Other income (expense)	—	16	45	—	61
Total	28	16	45	—	89
Income tax expense (benefit)	(7)	(4)	(12)	—	(23)
Total, net of tax	21	12	33	—	66
Net current period other comprehensive income (loss)	75	(77)	63	1	62
Ending balance	$(283)	$(40)	$(1,070)	$(3)	$(1,396)
(1)
Comprised entirely of interest rate derivative hedging activities.
(2)
Net of $79 million, $83 million, $94 million and $119 million tax at June 30, 2023, December 31, 2022, June 30, 2022 and December 31, 2021, respectively.
(3)
Net of $9 million, $13 million, $14 million and $(10) million tax at June 30, 2023, December 31, 2022, June 30, 2022 and December 31, 2021, respectively.
(4)
Net of $453 million, $445 million, $376 million and $396 million tax at June 30, 2023, December 31, 2022, June 30, 2022 and December 31, 2021, respectively.
(5)
Net of $— million, $1 million, $1 million and $1 million tax at June 30, 2023, December 31, 2022, June 30, 2022 and December 31, 2021, respectively.

Virginia Power

The following table presents Virginia Power’s changes in AOCI (net of tax) and reclassifications out of AOCI by component:

	Total Derivative-Hedging Activities(1)(2)	Investment Securities(3)	Total
(millions)
Three Months Ended June 30, 2023
Beginning balance	$7	$(3)	$4
Other comprehensive income (loss) before reclassifications: gains (losses)	6	(1)	5
Amounts reclassified from AOCI: (gains) losses
Total	—	—	—
Income tax expense (benefit)	—	—	—
Total, net of tax	—	—	—
Net current period other comprehensive income (loss)	6	(1)	5
Ending balance	$13	$(4)	$9
Three Months Ended June 30, 2022
Beginning balance	$(25)	$(4)	$(29)
Other comprehensive income (loss) before reclassifications: gains (losses)	25	(3)	22
Amounts reclassified from AOCI: (gains) losses
Total	—	—	—
Income tax expense (benefit)	—	—	—
Total, net of tax	—	—	—
Net current period other comprehensive income (loss)	25	(3)	22
Ending balance	$—	$(7)	$(7)
(1)
Comprised entirely of interest rate derivative hedging activities.
(2)
Net of $(4) million, $(2) million, $— million and $9 million tax at June 30, 2023, March 31, 2023, June 30, 2022 and March 31, 2022, respectively.
(3)
Net of $1 million, $1 million, $3 million and $1 million tax at June 30, 2023, March 31, 2023, June 30, 2022 and March 31, 2022, respectively.

	Total Derivative-Hedging Activities(1)(2)	Investment Securities(3)	Total
(millions)
Six Months Ended June 30, 2023
Beginning balance	$16	$(7)	$9
Other comprehensive income (loss) before reclassifications: gains (losses)	(3)	3	—
Amounts reclassified from AOCI: (gains) losses
Total	—	—	—
Income tax expense (benefit)	—	—	—
Total, net of tax	—	—	—
Net current period other comprehensive income (loss)	(3)	3	—
Ending balance	$13	$(4)	$9
Six Months Ended June 30, 2022
Beginning balance	$(45)	$4	$(41)
Other comprehensive income (loss) before reclassifications: gains (losses)	44	(10)	34
Amounts reclassified from AOCI: (gains) losses
Interest and related charges	1	—	1
Other income (expense)	—	(1)	(1)
Total	1	(1)	—
Income tax expense (benefit)	—	—	—
Total, net of tax	1	(1)	—
Net current period other comprehensive income (loss)	45	(11)	34
Ending balance	$—	$(7)	$(7)

(1)
Comprised entirely of interest rate derivative hedging activities.
(2)
Net of $(4) million, $(5) million, $— million and $16 million tax at June 30, 2023, December 31, 2022, June 30, 2022 and December 31, 2021, respectively.
(3)
Net of $1 million, $2 million, $3 million and $(2) million tax at June 30, 2023, December 31, 2022, June 30, 2022 and December 31, 2021, respectively.

Note 8. Fair Value Measurements

The Companies’ fair value measurements are made in accordance with the policies discussed in Note 2 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022. See Note 9 in this report for additional information about the Companies’ derivatives and hedge accounting activities.

The Companies enter into certain physical and financial forwards, futures and options, which are considered Level 3 as they have one or more inputs that are not observable and are significant to the valuation. The discounted cash flow method is used to value Level 3 physical and financial forwards and futures contracts. An option model is used to value Level 3 physical options. The discounted cash flow model for forwards and futures calculates mark-to-market valuations based on forward market prices, original transaction prices, volumes, risk-free rate of return and credit spreads. The option model calculates mark-to-market valuations using variations of the Black-Scholes option model. The inputs into the models are the forward market prices, implied price volatilities, risk-free rate of return, the option expiration dates, the option strike prices, the original sales prices and volumes. For Level 3 fair value measurements, certain forward market prices and implied price volatilities are considered unobservable.

The following table presents the Companies' quantitative information about Level 3 fair value measurements at June 30, 2023. The range and weighted average are presented in dollars for market price inputs and percentages for price volatility.

				Dominion Energy			Virginia Power
	Valuation Techniques	Unobservable Input		Fair Value (millions)	Range	Weighted Average(1)	Fair Value (millions)	Range	Weighted Average(1)
Assets
Physical and financial forwards:
Electricity	Discounted cash flow	Market price (per MWh)	(3)	$141	25-138	47	—	—	—
Physical options:
Natural gas(2)	Option model	Market price (per Dth)	(3)	15	1-8	4	15	1-8	4
		Price volatility	(4)		19%-72%	51%		19%-72%	51%
Total assets				$156			$15
Liabilities
Physical and financial forwards:
Natural gas(2)	Discounted cash flow	Market price (per Dth)	(3)	$18	(2)-2	(1)	$18	(2)-2	(1)
Electricity	Discounted cash flow	Market price (per MWh)	(3)	4	32-138	64	—	—	—
Total liabilities				$22			$18
(1)
Averages weighted by volume.
(2)
Includes basis.
(3)
Represents market prices beyond defined terms for Levels 1 and 2.
(4)
Represents volatilities unrepresented in published markets.

Sensitivity of the fair value measurements to changes in the significant unobservable inputs is as follows:

Significant Unobservable Inputs	Position	Change to Input	Impact on Fair Value Measurement
Market price	Buy	Increase (decrease)	Gain (loss)
Market price	Sell	Increase (decrease)	Loss (gain)
Price volatility	Buy	Increase (decrease)	Gain (loss)
Price volatility	Sell	Increase (decrease)	Loss (gain)

Nonrecurring Fair Value Measurements

See Note 10 for information regarding nonrecurring fair value measurements associated with Dominion Energy’s noncontrolling ownership interest in Dominion Privatization.

In the first quarter of 2023, Dominion Energy recorded a charge of $91 million ($68 million after-tax) in impairment of assets and other charges in its Consolidated Statements of Income to adjust a corporate office building down to its estimated fair value, using a market approach, of $35 million. The valuation is considered a Level 3 fair value measurement as it is based on unobservable inputs due to limited comparable market activity. The corporate office building is reflected in the Corporate and Other segment and presented as held for sale in Dominion Energy’s Consolidated Balance Sheets at June 30, 2023.

In the second quarter of 2023, Dominion Energy recorded a charge of $15 million ($11 million after-tax) presented within discontinued operations in its Consolidated Statements of Income to adjust certain nonregulated solar assets down to their estimated fair value, using a market approach, of $22 million. The valuation is considered a Level 2 fair value measurement given that it is based on bids received. As discussed in Note 3, these assets were sold in August 2023.

Recurring Fair Value Measurements

The following table presents the Companies' assets and liabilities that are measured at fair value on a recurring basis for each hierarchy level, including both current and noncurrent portions:

	Dominion Energy				Virginia Power
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
(millions)
June 30, 2023
Assets
Derivatives:
Commodity	$1	$194	$156	$351	$1	$73	$15	$89
Interest rate	—	904	—	904	—	135	—	135
Investments(1):
Equity securities:
U.S.	4,354	—	—	4,354	2,317	—	—	2,317
Fixed income:
Corporate debt instruments	—	539	—	539	—	323	—	323
Government securities	170	1,144	—	1,314	90	619	—	709
Cash equivalents and other	27	—	—	27	1	—	—	1
Total assets	$4,552	$2,781	$156	$7,489	$2,409	$1,150	$15	$3,574
Liabilities
Derivatives:
Commodity	$—	$332	$22	$354	$—	$150	$18	$168
Interest rate	—	381	—	381	—	11	—	11
Foreign currency exchange rate	—	59	—	59	—	59	—	59
Total liabilities	$—	$772	$22	$794	$—	$220	$18	$238
December 31, 2022
Assets
Derivatives:
Commodity	$—	$332	$437	$769	$—	$32	$236	$268
Interest rate	—	1,407	—	1,407	—	614	—	614
Investments(1):
Equity securities:
U.S.	3,810	—	—	3,810	2,028	—	—	2,028
Fixed income:
Corporate debt instruments	—	576	—	576	—	360	—	360
Government securities	161	1,059	—	1,220	90	542	—	632
Total assets	$3,971	$3,374	$437	$7,782	$2,118	$1,548	$236	$3,902
Liabilities
Derivatives:
Commodity	$—	$911	$15	$926	$—	$333	$15	$348
Interest rate	—	377	—	377	—	7	—	7
Foreign currency exchange rate	—	101	—	101	—	101	—	101
Total liabilities	$—	$1,389	$15	$1,404	$—	$441	$15	$456

(1)
Includes investments held in the nuclear decommissioning trusts and rabbi trusts. Excludes $375 million and $404 million of assets at Dominion Energy, inclusive of $152 million and $161 million at Virginia Power, at June 30, 2023 and December 31, 2022, respectively, measured at fair value using NAV (or its equivalent) as a practical expedient which are not required to be categorized in the fair value hierarchy.

The following table presents the net change in the Companies' assets and liabilities measured at fair value on a recurring basis and included in the Level 3 fair value category:

	Dominion Energy				Virginia Power
	Quarter-to-Date		Year-to-Date		Quarter-to-Date		Year-to-Date
Period Ended June 30,	2023	2022	2023	2022	2023	2022	2023	2022
(millions)
Beginning balance	$206	$202	$422	$222	$55	$22	$221	$102
Total realized and unrealized gains (losses):
Included in earnings:
Operating revenue	2	—	2	—	—	—	—	—
Electric fuel and other energy- related purchases	(36)	117	(87)	165	(36)	106	(88)	151
Included in regulatory assets/ liabilities	(74)	261	(290)	241	(58)	206	(224)	126
Settlements	36	(117)	71	(165)	36	(106)	72	(151)
Purchases	—	17	16	17	—	17	16	17
Ending balance	$134	$480	$134	$480	$(3)	$245	$(3)	$245

Dominion Energy had $2 million of unrealized gains included in earnings in the Level 3 fair value category related to assets/liabilities still held at the reporting date for the three and six months ended June 30, 2023 and no unrealized gains or losses for the three and six months ended June 30, 2022. Virginia Power had no unrealized gains or losses for the three and six months ended June 30, 2023 and June 30, 2022.

Fair Value of Financial Instruments

Substantially all of the Companies’ financial instruments are recorded at fair value, with the exception of the instruments described below, which are reported at historical cost. Estimated fair values have been determined using available market information and valuation methodologies considered appropriate by management. The carrying amount of cash, restricted cash and equivalents, customer and other receivables, affiliated receivables, short-term debt, affiliated current borrowings, payables to affiliates and accounts payable are representative of fair value because of the short-term nature of these instruments. For the Companies' financial instruments that are not recorded at fair value, the carrying amounts and estimated fair values are as follows:

	Dominion Energy		Virginia Power
	Carrying Amount	Estimated Fair Value(1)	Carrying Amount	Estimated Fair Value(1)
(millions)
June 30, 2023
Long-term debt(2)	$41,887	$38,876	$16,399	$14,909
Supplemental credit facility borrowings	450	450
Junior subordinated notes(2)	1,387	1,349
December 31, 2022
Long-term debt(2)	$39,680	$36,426	$15,616	$14,067
Supplemental credit facility borrowings	450	450
Junior subordinated notes(2)	1,387	1,340

(1)
Fair value is estimated using market prices, where available, and interest rates currently available for issuance of debt with similar terms and remaining maturities. All fair value measurements are classified as Level 2. The carrying amount of debt issuances with short-term maturities and variable rates refinanced at current market rates is a reasonable estimate of their fair value.
(2)
Carrying amount includes current portions presented in securities due within one year and amounts which represent the unamortized debt issuance costs and discount or premium. Additionally, the Dominion Energy carrying amount includes portions classified as held for sale and presented in current liabilities held for sale and noncurrent liabilities held for sale.

Note 9. Derivatives and Hedge Accounting Activities

The Companies’ accounting policies, objectives and strategies for using derivative instruments are discussed in Note 2 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022. See Note 8 in this report for additional information about fair value measurements and associated valuation methods for derivatives.

Cash collateral is used in the table below to offset derivative assets and liabilities. In February 2022, Dominion Energy entered into contracts representing offsetting positions to certain existing exchange contracts with collateral requirements as well as new over-the-counter transactions that are not subject to collateral requirements. These contracts resulted in positions which limit the risk of increased cash collateral requirements. Certain accounts receivable and accounts payable recognized on the Companies’ Consolidated Balance Sheets, letters of credit and other forms of securities, as well as certain other long-term debt, all of which are not included in the tables below, are subject to offset under master netting or similar arrangements and would reduce the net exposure. See Note 18 for additional information regarding credit-related contingent features for the Companies’ derivative instruments.

Balance Sheet Presentation

The tables below present the Companies' derivative asset and liability balances by type of financial instrument, if the gross amounts recognized in their Consolidated Balance Sheets were netted with derivative instruments and cash collateral received or paid:

	Dominion Energy Gross Amounts Not Offset in the Consolidated Balance Sheet				Virginia Power Gross Amounts Not Offset in the Consolidated Balance Sheet
	Gross Assets Presented in the Consolidated Balance Sheet(1)	Financial Instruments	Cash Collateral Received	Net Amounts	Gross Assets Presented in the Consolidated Balance Sheet(1)	Financial Instruments	Cash Collateral Received	Net Amounts
(millions)
June 30, 2023
Commodity contracts:
Over-the-counter	$162	$55	$—	$107	$78	$32	$—	$46
Exchange	55	55	—	—	10	10	—	—
Interest rate contracts:
Over-the-counter	904	214	—	690	135	2	—	133
Total derivatives, subject to a master netting or similar arrangement	$1,121	$324	$—	$797	$223	$44	$—	$179
December 31, 2022
Commodity contracts:
Over-the-counter	$408	$28	$—	$380	$238	$7	$—	$231
Exchange	160	159	—	1	—	—	—	—
Interest rate contracts:
Over-the-counter	1,407	248	—	1,159	614	38	—	576
Total derivatives, subject to a master netting or similar arrangement	$1,975	$435	$—	$1,540	$852	$45	$—	$807

(1)
Excludes derivative assets of $134 million and $201 million at Dominion Energy and $1 million and $30 million at Virginia Power at June 30, 2023 and December 31, 2022, respectively, which are not subject to master netting or other similar arrangements.

	Dominion Energy Gross Amounts Not Offset in the Consolidated Balance Sheet				Virginia Power Gross Amounts Not Offset in the Consolidated Balance Sheet
	Gross Liabilities Presented in the Consolidated Balance Sheet(1)	Financial Instruments	Cash Collateral Paid	Net Amounts	Gross Liabilities Presented in the Consolidated Balance Sheet(1)	Financial Instruments	Cash Collateral Paid	Net Amounts
(millions)
June 30, 2023
Commodity contracts:
Over-the-counter	$209	$55	$—	$154	$67	$32	$—	$35
Exchange	145	55	90	—	23	10	13	—
Interest rate contracts:
Over-the-counter	381	214	1	166	11	2	—	9
Foreign currency exchange rate contracts:
Over-the-counter	59	—	—	59	59	—	—	59
Total derivatives, subject to a master netting or similar arrangement	$794	$324	$91	$379	$160	$44	$13	$103
December 31, 2022
Commodity contracts:
Over-the-counter	$443	$34	$71	$338	$146	$13	$71	$62
Exchange	483	159	324	—	176	—	176	—
Interest rate contracts:
Over-the-counter	377	210	1	166	7	—	—	7
Foreign currency exchange rate contracts:
Over-the-counter	101	32	—	69	101	32	—	69
Total derivatives, subject to a master netting or similar arrangement	$1,404	$435	$396	$573	$430	$45	$247	$138

(1)
Excludes derivative liabilities of $78 million and $26 million at Virginia Power at June 30, 2023 and December 31, 2022, respectively, which are not subject to master netting or similar arrangements. Dominion Energy did not have any derivative liabilities at June 30, 2023 and December 31, 2022 which were not subject to master netting or similar arrangements.

Volumes

The following table presents the volume of the Companies' derivative activity at June 30, 2023. These volumes are based on open derivative positions and represent the combined absolute value of their long and short positions, except in the case of offsetting transactions, for which they represent the absolute value of the net volume of its long and short positions.

	Dominion Energy		Virginia Power
	Current	Noncurrent	Current	Noncurrent
Natural Gas (bcf):
Fixed price(1)	43	14	40	14
Basis(2)	157	375	138	372
Electricity (MWh in millions):
Fixed price	17	44	8	13
Oil (Gal in millions)	6	—	6	—
Interest rate(3) (in millions)	$524	$11,758	$125	$2,750
Foreign currency exchange rate(3) (in millions)
Danish Krone	1,004 kr.	3,468 kr.	1,004 kr.	3,468 kr.
Euro	€453	€2,131	€453	€2,131

(1)
Includes options at Dominion Energy.
(2)
Includes options.
(3)
Maturity is determined based on final settlement period.

AOCI

The following table presents selected information related to gains and losses on cash flow hedges included in AOCI in the Companies' Consolidated Balance Sheets at June 30, 2023:

	Dominion Energy			Virginia Power
	AOCI After-Tax	Amounts Expected to be Reclassified to Earnings During the Next 12 Months After-Tax	Maximum Term	AOCI After-Tax	Amounts Expected to be Reclassified to Earnings During the Next 12 Months After-Tax	Maximum Term
(millions)
Interest rate	$(236)	$(33)	390 months	$13	$—	390 months
Total	$(236)	$(33)		$13	$—

The amounts that will be reclassified from AOCI to earnings will generally be offset by the recognition of the hedged transactions (e.g., interest rate payments) in earnings, thereby achieving the realization of prices contemplated by the underlying risk management strategies and will vary from the expected amounts presented above as a result of changes in interest rates.

Fair Value and Gains and Losses on Derivative Instruments

The following table presents the fair values of the Companies' derivatives and where they are presented in their Consolidated Balance Sheets:

	Dominion Energy			Virginia Power
	Fair Value – Derivatives under Hedge Accounting	Fair Value – Derivatives not under Hedge Accounting	Total Fair Value	Fair Value – Derivatives under Hedge Accounting	Fair Value – Derivatives not under Hedge Accounting	Total Fair Value
(millions)
At June 30, 2023
ASSETS
Current Assets
Commodity	$—	$129	$129	$—	$43	$43
Interest rate	18	113	131	18	—	18
Total current derivative assets(1)	18	242	260	18	43	61
Noncurrent Assets
Commodity	—	222	222	—	46	46
Interest rate	117	656	773	117	—	117
Total noncurrent derivative assets(2)	117	878	995	117	46	163
Total derivative assets	$135	$1,120	$1,255	$135	$89	$224
LIABILITIES
Current Liabilities
Commodity	$—	$240	$240	$—	$117	$117
Interest rate	—	83	83	—	—	—
Foreign currency exchange rate	—	9	9	—	9	9
Total current derivative liabilities(3)	—	332	332	—	126	126
Noncurrent Liabilities
Commodity	—	114	114	—	51	51
Interest rate	11	287	298	11	—	11
Foreign currency exchange rate	—	50	50	—	50	50
Total noncurrent derivative liabilities(4)	11	451	462	11	101	112
Total derivative liabilities	$11	$783	$794	$11	$227	$238
At December 31, 2022
ASSETS
Current Assets
Commodity	$—	$532	$532	$—	$264	$264
Interest rate	501	104	605	501	—	501
Total current derivative assets(1)	501	636	1,137	501	264	765
Noncurrent Assets
Commodity	—	237	237	—	4	4
Interest rate	113	689	802	113	—	113
Total noncurrent derivative assets(2)	113	926	1,039	113	4	117
Total derivative assets	$614	$1,562	$2,176	$614	$268	$882
LIABILITIES
Current Liabilities
Commodity	$—	$700	$700	$—	$290	$290
Interest rate	—	70	70	—	—	—
Foreign currency exchange rate	—	8	8	—	8	8
Total current derivative liabilities(3)	—	778	778	—	298	298
Noncurrent Liabilities
Commodity	—	226	226	—	58	58
Interest rate	7	300	307	7	—	7
Foreign currency exchange rate	—	93	93	—	93	93
Total noncurrent derivative liabilities(4)	7	619	626	7	151	158
Total derivative liabilities	$7	$1,397	$1,404	$7	$449	$456

(1)
Includes $2 million and $118 million recorded in current assets held for sale in Dominion Energy's Consolidated Balance Sheets at June 30, 2023 and December 31, 2022, respectively.
(2)
Noncurrent derivative assets are presented in other deferred charges and other assets in the Companies’ Consolidated Balance Sheets, with the exception of $1 million recorded in noncurrent assets held for sale in Dominion Energy's Consolidated Balance Sheets at December 31, 2022.
(3)
Includes $13 million and $6 million recorded in current liabilities held for sale in Dominion Energy's Consolidated Balance Sheets at June 30, 2023 and December 31, 2022, respectively.

(4)
Noncurrent derivative liabilities are presented in other deferred credits and other liabilities in the Companies' Consolidated Balance Sheets, with the exception of $1 million recorded in noncurrent liabilities held for sale in Dominion Energy's Consolidated Balance Sheets at both June 30, 2023 and December 31, 2022.

The following tables present the gains and losses on the Companies' derivatives, as well as where the associated activity is presented in their Consolidated Balance Sheets and Statements of Income.

	Dominion Energy			Virginia Power
Derivatives in cash flow hedging relationships	Amount of Gain (Loss) Recognized in AOCI on Derivatives(1)	Amount of Gain (Loss) Reclassified from AOCI to Income	Increase (Decrease) in Derivatives Subject to Regulatory Treatment(2)	Amount of Gain (Loss) Recognized in AOCI on Derivatives(1)	Amount of Gain (Loss) Reclassified from AOCI to Income	Increase (Decrease) in Derivatives Subject to Regulatory Treatment(2)
(millions)
Three Months Ended June 30, 2023
Derivative type and location of gains (losses):
Interest rate(3)	$8	$(10)	$88	$8	$—	$88
Total	$8	$(10)	$88	$8	$—	$88
Three Months Ended June 30, 2022
Derivative type and location of gains (losses):
Interest rate(3)	$39	(14)	$354	$33	$—	$353
Total	$39	$(14)	$354	$33	$—	$353
Six Months Ended June 30, 2023
Derivative type and location of gains (losses):
Interest rate(3)	$(4)	$(21)	$(32)	$(4)	$—	$(32)
Total	$(4)	$(21)	$(32)	$(4)	$—	$(32)
Six Months Ended June 30, 2022
Derivative type and location of gains (losses):
Interest rate(3)	$72	$(28)	$633	$59	$(1)	$632
Total	$72	$(28)	$633	$59	$(1)	$632

(1)
Amounts deferred into AOCI have no associated effect in the Companies' Consolidated Statements of Income.
(2)
Represents net derivative activity deferred into and amortized out of regulatory assets/liabilities. Amounts deferred into regulatory assets/liabilities have no associated effect in the Companies' Consolidated Statements of Income.
(3)
Amounts recorded in the Companies' Consolidated Statement of Income are classified in interest and related charges.

	Amount of Gain (Loss) Recognized in Income on Derivatives(1)(2)
Derivatives not designated as hedging instruments	Dominion Energy				Virginia Power
	Quarter-to-Date		Year-to-Date		Quarter-to-Date		Year-to-Date
Period Ended June 30,	2023	2022	2023	2022	2023	2022	2023	2022
(millions)
Derivative type and location of gains (losses):
Commodity:
Operating revenue	$26	$(272)	$421	$(602)	$10	$(88)	$19	$(129)
Purchased gas	—	3	—	4
Electric fuel and other energy-related purchases	(73)	137	(118)	196	(73)	125	(119)	182
Operations and maintenance	2	—	2	—	2	—	2	—
Discontinued operations	—	—	94	1
Interest rate:
Interest and related charges	29	273	(47)	368
Discontinued operations	50	67	24	168
Total	$34	$208	$376	$135	$(61)	$37	$(98)	$53

Note 10. Investments

Dominion Energy

Equity and Debt Securities

Short-Term Deposit

In May 2022, Dominion Energy entered into an agreement with a financial institution and committed to make a short-term deposit of at least $1.6 billion but not more than $2.0 billion to be posted as collateral to secure its $1.6 billion redemption obligation of the Series A Preferred Stock as described in Note 16. In May 2022, Dominion Energy funded the short-term deposit in the amount of $2.0 billion, which earned interest income at an annual rate of 1.75% through its maturity in September 2022.

Rabbi Trust Securities

Equity and fixed income securities and cash equivalents in Dominion Energy’s rabbi trusts and classified as trading totaled $113 million and $111 million at June 30, 2023 and December 31, 2022, respectively.

Decommissioning Trust Securities

The Companies hold equity and fixed income securities and cash equivalents, and Dominion Energy also holds insurance contracts, in nuclear decommissioning trust funds to fund future decommissioning costs for its nuclear plants. The Companies' decommissioning trust funds are summarized below:

	Dominion Energy						Virginia Power
	Amortized Cost	Total Unrealized Gains	Total Unrealized Losses		Allowance for Credit Losses	Fair Value	Amortized Cost	Total Unrealized Gains	Total Unrealized Losses		Allowance for Credit Losses	Fair Value
(millions)
June 30, 2023
Equity securities:(1)
U.S.	$1,397	$2,999	$(22)			$4,374	$872	$1,562	$(21)			$2,413
Fixed income securities:(2)
Corporate debt instruments	577	1	(47)		$—	531	356	1	(34)		$—	323
Government securities	1,332	5	(49)		—	1,288	731	3	(25)		—	709
Common/ collective trust funds	71	—	—		—	71	54	—	—		—	54
Insurance contracts	236	—	—			236
Cash equivalents and other(3)	53	—	—		—	53	9	—	—		—	9
Total	$3,666	$3,005	$(118)	(4)	$—	$6,553	$2,022	$1,566	$(80)	(4)	$—	$3,508
December 31, 2022
Equity securities:(1)
U.S.	$1,378	$2,501	$(46)			$3,833	$858	$1,304	$(35)			$2,127
Fixed income securities:(2)
Corporate debt instruments	640	1	(65)		$—	576	406	1	(47)		$—	360
Government securities	1,252	4	(70)		—	1,186	664	2	(35)		—	631
Common/ collective trust funds	98	—	—		—	98	61	—	—		—	61
Insurance contracts	221	—	—			221
Cash equivalents and other(3)	43	—	—		—	43	23	—	—		—	23
Total	$3,632	$2,506	$(181)	(4)	$—	$5,957	$2,012	$1,307	$(117)	(4)	$—	$3,202

(1)
Unrealized gains and losses on equity securities are included in other income (expense) and the nuclear decommissioning trust regulatory liability.
(2)
Unrealized gains and losses on fixed income securities are included in AOCI and the nuclear decommissioning trust regulatory liability. Changes in allowance for credit losses are included in other income (expense).
(3)
Dominion Energy includes pending sales of securities of $24 million and $42 million at June 30, 2023 and December 31, 2022, respectively. Virginia Power includes pending sales of securities of $9 million and $24 million at June 30, 2023, and December 31, 2022, respectively.
(4)
Dominion Energy's fair value of securities in an unrealized loss position was $1.5 billion and $1.6 billion at June 30, 2023 and December 31, 2022, respectively. Virginia Power's fair value of securities in an unrealized loss position was $844 million and $946 million at June 30, 2023 and December 31, 2022, respectively.

The portion of unrealized gains and losses that relates to equity securities held within Dominion Energy and Virginia Power’s nuclear decommissioning trusts is summarized below:

	Dominion Energy				Virginia Power
	Quarter-to-Date		Year-to-Date		Quarter-to-Date		Year-to-Date
Period Ended June 30,	2023	2022	2023	2022	2023	2022	2023	2022
(millions)
Net gains (losses) recognized during the period	$294	$(712)	$520	$(918)	$153	$(361)	$269	$(463)
Less: Net (gains) losses recognized during the period on securities sold during the period	1	6	3	5	2	—	3	(4)
Unrealized gains (losses) recognized during the period on securities still held at period end(1)	$295	$(706)	$523	$(913)	$155	$(361)	$272	$(467)

(1)
Included in other income (expense) and the nuclear decommissioning trust regulatory liability.

The fair value of Dominion Energy and Virginia Power’s fixed income securities with readily determinable fair values held in nuclear decommissioning trust funds at June 30, 2023 by contractual maturity is as follows:

	Dominion Energy	Virginia Power
(millions)
Due in one year or less	$91	$59
Due after one year through five years	482	260
Due after five years through ten years	422	248
Due after ten years	895	519
Total	$1,890	$1,086

Presented below is selected information regarding Dominion Energy and Virginia Power’s equity and fixed income securities with readily determinable fair values held in nuclear decommissioning trust funds.

	Dominion Energy				Virginia Power
	Quarter-to-Date		Year-to-Date		Quarter-to-Date		Year-to-Date
Period Ended June 30,	2023	2022	2023	2022	2023	2022	2023	2022
(millions)
Proceeds from sales	$594	$1,267	$1,138	$2,081	$346	$472	$719	$864
Realized gains(1)	22	75	43	115	8	10	25	26
Realized losses(1)	36	143	77	197	14	33	45	52

(1)
Includes realized gains and losses recorded to the nuclear decommissioning trust regulatory liability.

Equity Method Investments

Dominion Energy recorded equity earnings on its investments of $3 million and $16 million for the six months ended June 30, 2023 and 2022, respectively, in other income (expense) in its Consolidated Statements of Income. In addition, Dominion Energy recorded equity earnings of $184 million and $143 million for the six months ended June 30, 2023 and 2022, respectively, in discontinued operations, including amounts primarily related to its investments in Cove Point and Atlantic Coast Pipeline discussed below. Dominion Energy received distributions of $185 million and $167 million for the six months ended June 30, 2023 and 2022, respectively. Dominion Energy made contributions of $48 million and $90 million for the six months ended June 30, 2023 and 2022, respectively. At June 30, 2023 and December 31, 2022, the net difference between the carrying amount of Dominion Energy’s investments and its share of underlying equity in net assets was $221 million and $223 million, respectively. At June 30, 2023, these differences are primarily comprised of $9 million of equity method goodwill that is not being amortized and a $212 million basis difference from Dominion Energy’s investment in Cove Point, which is being amortized over the useful lives of the underlying assets. At December 31, 2022, these differences are comprised of $9 million of equity method goodwill that is not being amortized, $215 million basis difference from Dominion Energy’s investment in Cove Point, which is being amortized over the useful lives of the underlying assets and a net $(1) million basis difference primarily attributable to capitalized interest.

Cove Point

Prior to the completion of the sale in September 2023 as discussed below, Dominion Energy held a 50% noncontrolling limited partnership interest in Cove Point which is accounted for as an equity method investment, as discussed in Note 9 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022.

Dominion Energy recorded distributions from Cove Point of $95 million and $85 million for the three months ended June 30, 2023 and 2022, respectively, and $178 million and $161 million for the six months ended June 30, 2023 and 2022, respectively.

In June 2023, Dominion Energy entered into an agreement with Cove Point for transportation and storage services at market rates for a 20-year period commencing in August 2023.

In July 2023, Dominion Energy entered into an agreement to sell its 50% noncontrolling limited partnership interest in Cove Point to BHE for cash consideration of $3.3 billion which closed in September 2023 after all customary closing and regulatory conditions were satisfied, including clearance under the Hart-Scott-Rodino Act and approval from the DOE. The sale is treated as an asset sale for tax purposes. In addition, Dominion Energy received proceeds of $199 million from the settlement of related interest rate derivatives. In connection with closing, Dominion Energy utilized proceeds, as required, to repay DECP Holding's term loan secured by its noncontrolling interest in Cove Point, which had an outstanding balance of $2.2 billion, and $750 million of outstanding borrowings under Dominion Energy’s two $600 million 364-day term loan facilities entered in July 2023. See Note 16 for additional information on these facilities. Dominion Energy recorded a gain on the sale of its noncontrolling interest in Cove Point of $626 million ($348 million after-tax) within discontinued operations in its Consolidated Statements of Income.

In September 2023, as a result of Dominion Energy entering agreements for the East Ohio, PSNC and Questar Gas Transactions, Dominion Energy’s 50% noncontrolling limited partnership interest in Cove Point also met the requirements to be presented as discontinued operations and held for sale as both disposition activities were executed in connection with Dominion Energy’s comprehensive business review announced in November 2022. In addition, interest expense associated with DECP Holding's term loan secured by its noncontrolling interest in Cove Point and related interest rate derivatives have been classified as discontinued operations. As a result, the previously reported amounts have been recast to reflect this presentation.

Amounts presented within discontinued operations within Dominion Energy’s Consolidated Statements of Income for the three and six months ended June 30, 2023 include $90 million and $166 million of earnings on equity method investees, $(11) million and $51 million of interest expense (benefit) and $21 million and $24 million of income tax expense, respectively. Such amounts for the three and six months ended June 30, 2022 were $74 million and $147 million of earnings on equity method investees, $(49) million and $(140) million of interest expense (benefit) and $26 million and $61 million of income tax expense. Dominion Energy’s Consolidated Balance Sheets at both June 30, 2023 and December 31, 2022 include $2.7 billion within noncurrent assets held for sale for Dominion Energy’s 50% noncontrolling limited partnership interest in Cove Point.

Atlantic Coast Pipeline

A description of Dominion Energy’s investment in Atlantic Coast Pipeline, including events that led to the cancellation of the Atlantic Coast Pipeline Project in July 2020, is included in Note 9 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022.

At June 30, 2023 and December 31, 2022, Dominion Energy has recorded a liability of $52 million and $114 million, respectively, in other current liabilities in its Consolidated Balance Sheets as a result of its share of equity losses exceeding its investment which reflects Dominion Energy’s obligations on behalf of Atlantic Coast Pipeline related to its AROs.

Dominion Energy recorded $41 million of contributions to Atlantic Coast Pipeline during the six months ended June 30, 2023. Dominion Energy made no contributions to Atlantic Coast Pipeline during the six months ended June 30, 2022.

Dominion Energy expects to incur additional losses from Atlantic Coast Pipeline as it completes wind-down activities. While Dominion Energy is unable to precisely estimate the amounts to be incurred by Atlantic Coast Pipeline, the portion of such amounts attributable to Dominion Energy is not expected to be material to Dominion Energy’s results of operations, financial position or statement of cash flows.

Wrangler

A description of Dominion Energy’s investment in Wrangler (through March 2022) is included in Note 9 to the Consolidated Financial Statements in Dominion Energy’s Annual Report on Form 10-K for the year ended December 31, 2022.

In March 2022, Dominion Energy sold its remaining 15% noncontrolling partnership interest in Wrangler to Interstate Gas Supply, Inc. for cash consideration of $85 million. Dominion Energy recognized a gain of $11 million ($8 million after-tax), included in other income (expense), in its Consolidated Statements of Income for the six months ended June 30, 2022.

Dominion Privatization

Dominion Energy holds a 50% noncontrolling ownership interest in Dominion Privatization which is accounted for as an equity method investment, as discussed in Note 9 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022.

In March 2022, Dominion Energy completed its initial contribution of privatization operations in South Carolina (excluding contracts held by DESC), Texas and Pennsylvania to Dominion Privatization for total consideration of $120 million, subject to customary closing adjustments, comprised of $60 million in cash proceeds and a 50% noncontrolling ownership interest in Dominion Privatization with an initial fair value of $60 million, estimated using the market approach. This was considered a Level 2 fair value measurement given that it was based on the agreed-upon sales price. In the first quarter of 2022, Dominion Energy recorded a gain of $23 million ($16 million after-tax), presented in losses (gains) on sales of assets in its Consolidated Statements of Income.

Note 11. Property, Plant and Equipment

Acquisitions of Nonregulated Solar Projects

Other than the item discussed below, there have been no significant updates to acquisitions of solar projects by the Companies from those discussed in Note 10 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022.

In March 2023, Dominion Energy entered into an agreement to acquire the Foxhound solar development project in Virginia (reflected in Contracted Energy) with closing on the agreement expected in 2024. The project is expected to cost approximately $205 million, including the initial acquisition cost, and commence commercial operations in 2024 with a generating capacity of 83 MW. Dominion Energy expects to claim production tax credits on the energy generated and sold by the project. Dominion Energy anticipates that an impairment charge may be required upon closing given its expectation that it is more likely than not that the nonregulated solar generation projects within Contracted Energy will be sold before the end of their useful lives as described in Note 10 to the Consolidated Financial Statements in Dominion Energy’s Annual Report on Form 10-K for the year ended December 31, 2022.

Sale of Utility Property

In June 2022, Dominion Energy completed the sale of certain utility property in South Carolina, as approved by the South Carolina Commission in May 2022, for total cash consideration of $16 million. In connection with the sale, Dominion Energy recognized a gain of $16 million ($12 million after-tax), recorded in losses (gains) on sales of assets, in its Consolidated Statements of Income for the three and six months ended June 30, 2022.

Note 12. Regulatory Assets and Liabilities

Regulatory assets and liabilities include the following:

	Dominion Energy		Virginia Power
	June 30, 2023	December 31, 2022	June 30, 2023	December 31, 2022
(millions)
Regulatory assets:
Deferred cost of fuel used in electric generation(1)	$401	$603	$50	$133
Deferred rider costs for Virginia electric utility(2)	57	152	57	152
Ash pond and landfill closure costs(3)	181	221	181	221
Deferred nuclear refueling outage costs(4)	84	83	82	83
NND Project costs(5)	138	138
Deferred early plant retirement charges(6)	113	226	113	226
Derivatives(7)	84	256	81	251
Other	236	204	63	74
Regulatory assets-current	1,294	1,883	627	1,140
Unrecognized pension and other postretirement benefit costs(8)	873	891	—	4
Deferred rider costs for Virginia electric utility(2)	610	363	610	363
Interest rate hedges(9)	169	169	—	—
AROs and related funding(10)	384	380
NND Project costs(5)	2,018	2,088
Ash pond and landfill closure costs(3)	2,024	2,051	2,021	2,049
Deferred cost of fuel used in electric generation(1)	1,310	1,551	1,310	1,551
Derivatives(7)	183	254	79	148
Other	494	518	131	132
Regulatory assets-noncurrent	8,065	8,265	4,151	4,247
Total regulatory assets	$9,359	$10,148	$4,778	$5,387
Regulatory liabilities:
Provision for future cost of removal and AROs(11)	111	111	111	111
Reserve for refunds and rate credits to electric utility customers(12)	102	125	10	25
Income taxes refundable through future rates(13)	99	100	65	65
Monetization of guarantee settlement(14)	67	67
Derivatives(7)	12	211	—	176
Other	46	134	45	129
Regulatory liabilities-current	437	748	231	506
Income taxes refundable through future rates(13)	3,126	3,169	2,243	2,272
Provision for future cost of removal and AROs(11)	1,771	1,731	1,164	1,135
Nuclear decommissioning trust(15)	1,936	1,685	1,936	1,685
Monetization of guarantee settlement(14)	669	702
Interest rate hedges(9)	196	240	196	240
Reserve for refunds and rate credits to electric utility customers(12)	274	325	—	—
Overrecovered other postretirement benefit costs(16)	152	140
Derivatives(7)	189	234	—	—
Other	263	191	260	167
Regulatory liabilities-noncurrent	8,576	8,417	5,799	5,499
Total regulatory liabilities	$9,013	$9,165	$6,030	$6,005

(1)
Reflects deferred fuel expenses for the Virginia and North Carolina jurisdictions of Virginia Power's electric generation operations and additionally for Dominion Energy, deferred fuel expenses for the South Carolina jurisdiction of its electric generation operations.
(2)
Reflects deferrals under Virginia Power’s electric transmission FERC formula rate and the deferral of costs associated with certain current and prospective rider projects. In the second quarter of 2023, Virginia Power recorded a charge of $36 million ($27 million after-tax), included in impairment of assets and other charges in its Consolidated Statements of Income, for the write-off of certain previously deferred amounts related to Riders R, S and W in connection with the cessation of such riders effective July 2023. See Note 13 for additional information.
(3)
Primarily reflects legislation in Virginia which requires any CCR asset located at certain Virginia Power stations to be closed by removing the CCR to an approved landfill or through beneficial reuse. These deferred costs are expected to be collected over a period between 15 and 18 years commencing December 2021 through Rider CCR. Virginia Power is entitled to collect carrying costs on uncollected expenditures once expenditures have been made.
(4)
Legislation in Virginia requires Virginia Power to defer operation and maintenance costs incurred in connection with the refueling of any nuclear-powered generating plant. These deferred costs will be amortized over the refueling cycle, not to exceed 18 months.
(5)
Reflects expenditures by DESC associated with the NND Project, which pursuant to the SCANA Merger Approval Order, will be recovered from DESC electric service customers over a 20-year period ending in 2039.
(6)
Reflects amounts from the early retirements of certain coal- and oil-fired generating units to be amortized through 2023 in accordance with the settlement of the 2021 Triennial Review. See Note 13 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022 for additional information.
(7)
Represents changes in the fair value of derivatives, excluding separately presented interest rate hedges, that following settlement are expected to be recovered from or refunded to customers.
(8)
Represents unrecognized pension and other postretirement employee benefit costs expected to be recovered or refunded through future rates generally over the expected remaining service period of plan participants by certain of Dominion Energy's rate-regulated subsidiaries. Includes $314 million and $302 million of regulatory assets in aggregate at June 30, 2023 and December 31, 2022, respectively, related to retained pension and other postretirement benefit plan assets and obligations for the East Ohio, PSNC and Questar Gas Transactions which will be reclassified to AOCI upon closing of each transaction.
(9)
Reflects interest rate hedges recoverable from or refundable to customers. Certain of these instruments are settled and any related payments are being amortized into interest expense over the life of the related debt, which has a weighted-average useful life of approximately 25 years and 24 years for Dominion Energy and Virginia Power, respectively, as of June 30, 2023.
(10)
Represents uncollected costs, including deferred depreciation and accretion expense, related to legal obligations associated with the future retirement of generation, transmission and distribution properties. The AROs primarily relate to DESC’s electric generating facilities, including Summer, and are expected to be recovered over the related property lives and periods of decommissioning which may range up to approximately 105 years.
(11)
Rates charged to customers by Dominion Energy and Virginia Power's regulated businesses include a provision for the cost of future activities to remove assets that are expected to be incurred at the time of retirement.
(12)
Reflects amounts previously collected from retail electric customers of DESC for the NND Project to be credited over an estimated 11-year period effective February 2019, in connection with the SCANA Merger Approval Order. Also reflects amounts to be refunded to jurisdictional retail electric customers in Virginia associated with the settlement of the 2021 Triennial Review. See Note 13 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022 for additional information.
(13)
Amounts recorded to pass the effect of reduced income taxes from the 2017 Tax Reform Act to customers in future periods, which will primarily reverse at the weighted average tax rate that was used to build the reserves over the remaining book life of the property, net of amounts to be recovered through future rates to pay income taxes that become payable when rate revenue is provided to recover AFUDC equity.
(14)
Reflects amounts to be refunded to DESC electric service customers over a 20-year period ending in 2039 associated with the monetization of a bankruptcy settlement agreement.
(15)
Primarily reflects a regulatory liability representing amounts collected from Virginia jurisdictional customers and placed in external trusts (including income, losses and changes in fair value thereon, as applicable) for the future decommissioning of Virginia Power's utility nuclear generation stations, in excess of the related AROs.
(16)
Reflects a regulatory liability for the collection of postretirement benefit costs allowed in rates in excess of expense incurred.

At June 30, 2023, Dominion Energy and Virginia Power regulatory assets include $4.4 billion and $2.7 billion, respectively, on which they do not expect to earn a return during the applicable recovery period. With the exception of certain items discussed above, the majority of these expenditures are expected to be recovered within the next two years.

Note 13. Regulatory Matters

Regulatory Matters Involving Potential Loss Contingencies

As a result of issues generated in the ordinary course of business, the Companies are involved in various regulatory matters. Certain regulatory matters may ultimately result in a loss; however, as such matters are in an initial procedural phase, involve uncertainty as to the outcome of pending reviews or orders, and/or involve significant factual issues that need to be resolved, it is not possible for the Companies to estimate a range of possible loss. For regulatory matters that the Companies cannot estimate, a statement to this effect is made in the description of the matter. Other matters may have progressed sufficiently through the regulatory process such that the Companies are able to estimate a range of possible loss. For regulatory matters that the Companies are able to reasonably estimate a range of possible losses, an estimated range of possible loss is provided, in excess of the accrued liability (if any) for such matters. Any estimated range is based on currently available information, involves elements of judgment and significant uncertainties and may not represent the Companies’ maximum possible loss exposure. The circumstances of such regulatory matters will change from time to time and actual results may vary significantly from the current estimate. For current matters not specifically reported below, management does not anticipate that the outcome from such matters would have a material effect on the Companies’ financial position, liquidity or results of operations.

Other Regulatory Matters

Other than the following matters, there have been no significant developments regarding the pending regulatory matters disclosed in Note 13 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022.

Virginia Regulation - Key Legislation Affecting Operations

Virginia 2023 Legislation

In April 2023, legislation was enacted that amended several key provisions of the Regulation Act, as previously amended by the GTSA, and revised portions of the existing regulatory framework affecting Virginia Power’s operations. See Note 13 to the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022, for additional information on the Regulation Act and GTSA.

The legislation resets the frequency of base rate reviews from a triennial period, as established under the GTSA, to a biennial period commencing with the 2023 Biennial Review. Such biennial reviews shall include the establishment of an authorized ROE to be utilized for base rates and riders, prospective base rates for the upcoming two-year period based on projected cost of service and a determination by the Virginia Commission as to Virginia Power’s base rate earned return for the most recently completed two-year period against the previously authorized ROE, including any potential credits to customers’ bills.

The legislation provides that the Virginia Commission will establish an authorized ROE of 9.70% for Virginia Power in the 2023 Biennial Review, reflecting the average authorized ROE of vertically integrated electric utilities by the applicable regulatory commissions in the peer group jurisdictions of Florida, Georgia, Texas, Tennessee, West Virginia, Kentucky and North Carolina. Subsequent to the 2023 Biennial Review, all provisions related to this peer group benchmarking expire and the Virginia Commission is authorized to utilize any methodology it deems to be consistent with the public interest to make future ROE determinations. In all future biennial reviews, if the Virginia Commission determines that Virginia Power’s existing base rates will, on a going-forward basis, produce revenues that are either in excess of or below its authorized rate of return, the Virginia Commission is authorized to reduce or increase such base rates, as applicable and necessary, to ensure that Virginia Power’s base rates are just and reasonable while still allowing Virginia Power to recover its costs and earn a fair rate of return. In addition, beginning with the biennial review to be filed in 2025, the Virginia Commission may, at its discretion, increase or decrease Virginia Power’s authorized ROE by up to 50 basis points based on factors that may include reliability, generating plant performance, customer service and operating efficiency, with the provisions applying to such adjustments to be determined in a future proceeding.

The legislation directs that if the Virginia Commission determines as part of the 2023 Biennial Review that Virginia Power has earned more than 70 basis points above its authorized ROE of 9.35% established in the 2021 Triennial Review that 85% of the amount of such earnings above this level be credited to customers’ bills. In future biennial reviews, beginning with the biennial review to be filed in 2025, 85% of any earnings determined by the Virginia Commission to be up to 150 basis points above Virginia Power’s authorized ROE shall be credited to customers’ bills as well as 100% of any earnings that are more than 150 basis points above Virginia Power’s authorized ROE. For the purposes of measuring any bill credits due to customers, associated income taxes are factored into the determination of such amounts. In addition, the legislation eliminates Virginia Power’s ability to utilize Virginia Commission-approved investment amounts in qualifying solar or wind generation facilities or electric distribution grid transformation projects as a CCRO to reduce or offset any earnings otherwise eligible for customer credits as previously permitted under the GTSA.

In addition to the biennial review mechanisms discussed above, the legislation also includes provisions related to other aspects of Virginia Power’s ratemaking framework.

•
Riders into base rates: Virginia Power is required to combine certain riders with an aggregate annual revenue requirement of at least $350 million with its base rates effective July 2023. After such riders are combined, they will be considered as part of base rates for the purposes of the biennial review proceedings. The inclusion of such riders cannot serve as the basis for an increase in base rates as part of the 2023 Biennial Review.
•
Rider consolidation: Upon determination by the Virginia Commission, certain riders, while remaining separate from base rates, may be consolidated for cost recovery and review purposes.
•
Capitalization ratio: The legislation establishes that Virginia Power is required to undertake reasonable efforts to maintain a common equity capitalization to total capitalization ratio through December 2024 of 52.10%.
•
Fuel cost securitization: Virginia Power is authorized, on or before July 2024, to petition the Virginia Commission for approval of a financing order for certain deferred fuel costs. Virginia Power is required to permit certain retail customers to opt out of any such deferred fuel cost securitization.
•
Electric generation plant retirements: The Virginia Commission shall provide to the Virginia General Assembly, on an annual basis, a report that includes information concerning the reliability impacts of generation unit additions and retirement determinations, along with the potential impact on the purchase of power from generation assets outside of the Virginia jurisdiction, the result of which could impact the depreciable lives of Virginia Power’s electric generation facilities in future periods.

In addition, in May 2023 legislation was enacted that amended certain portions of the VCEA to qualify generation produced by Virginia Power’s biomass electric generating stations as renewable energy and eliminate the mandated retirement of such facilities by the end of 2028.

Virginia Regulation - Recent Developments

2023 Biennial Review

In July 2023, Virginia Power filed its base rate case and accompanying schedules in support of the 2023 Biennial Review in accordance with legislation enacted in Virginia in April 2023 as discussed above. Virginia Power’s earnings test analysis, as filed, demonstrated it earned a combined ROE of 9.04% on its generation and distribution services for the test period, within 70 basis points of its authorized ROE of 9.35% established in the 2021 Triennial Review. Virginia Power did not request an increase in base rates for generation and distribution services and proposed that base rates remain at their existing level utilizing an ROE of 9.70% for the prospective test periods and a common equity capitalization to total capitalization ratio of 52.10%. Virginia Power noted that while its prospective test periods would result in a revenue deficiency, it did not request an increase to base rates given that the combination of certain riders with an aggregate annual revenue requirement of at least $350 million into base rates effective July 2023 cannot serve as the basis for an increase in base rates as part of the 2023 Biennial Review. The Virginia Commission will determine whether Virginia Power’s earnings for the test period, considered as a whole, were within 70 basis points above or below the authorized ROE of 9.35%. The Virginia Commission will also authorize an ROE of 9.70%, as directed by legislation enacted in Virginia in April 2023, for Virginia Power that will be applied to Virginia Power’s riders prospectively and that will also be utilized to measure base rate earnings for the 2025 Biennial Review. This matter is pending.

Virginia Fuel Expenses

In May 2023, Virginia Power filed its annual fuel factor filing with the Virginia Commission to recover an estimated $2.3 billion in Virginia jurisdictional projected fuel expense for the rate year beginning July 1, 2023 and a projected $1.3 billion under-recovered balance as of June 30, 2023. The projected under-recovered balance includes $578 million representing the remaining two years of under-recovered balance as of June 30, 2022 being collected over a three-year period in accordance with the Virginia Commission’s approval of Virginia Power’s 2022 annual fuel factor as described in Note 13 to the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022. Virginia Power proposed two alternatives to recover these under-collected fuel costs. The first option reflects recovery of the total $3.3 billion fuel cost requirement over the July 2023 through June 2024 fuel period and results in an increase in Virginia Power’s fuel revenues of $631 million when applied to projected kilowatt-hour sales for the period. The second option proposed by Virginia Power incorporates its anticipated July 2023 application to the Virginia Commission for approval of a financing order to securitize up to the projected $1.3 billion under-recovered balance as of June 30, 2023 as permitted under legislation enacted in Virginia in April 2023. Under this option, Virginia Power proposed implementation of the current period fuel factor rate only effective July 2023 on an interim basis, while suspending implementation of the prior-period fuel factor rate pending the Virginia Commission’s consideration of the securitization petition. If approved by the Virginia Commission, the securitization option results in a net decrease in Virginia Power’s fuel revenues for the rate year of approximately $541 million. In addition, Virginia Power has proposed to alter the order in which revenue from certain customers who elect to pay market-based rates would be allocated between base rates and fuel, which if approved would result in a reduction to fuel revenue of $13 million. In May 2023, the Virginia Commission ordered that, in accordance with Virginia Power’s second proposed option, only the current period fuel factor rate be implemented effective July 2023 on an interim basis. In accordance with legislation enacted in Virginia in April 2023 discussed above, in July 2023, Virginia Power filed an application with the Virginia Commission for approval of a financing order to securitize the projected $1.3 billion under-recovered fuel balance as of June 30, 2023 through the issuance of one or more tranches of bonds with tenors up to approximately ten years. These matters are pending.

Virginia Power Equity Application

In July 2023, Virginia Power requested approval from the Virginia Commission to issue and sell to Dominion Energy up to $3.25 billion of authorized but unissued shares of its common stock, no par value, through the end of 2023 in order to maintain a common equity capitalization to total capitalization ratio of 52.10% through December 2024 in accordance with legislation enacted in Virginia in April 2023 as discussed above. This matter is pending.

GTSA Filing

In March 2023, Virginia Power filed a petition with the Virginia Commission for approval of Phase III, covering 2024 through 2026, of its plan for electric distribution grid transformation projects as authorized by the GTSA. The plan includes 14 projects covering six components (i) AMI; (ii) customer information platform; (iii) grid improvement projects; (iv) physical and cyber security; (v) telecommunications infrastructure and (vi) customer education. For Phase III, the total proposed capital investment is $1.1 billion and the proposed operations and maintenance investment is $71 million. This matter is pending.

Renewable Generation Projects

In October 2022, Virginia Power filed a petition with the Virginia Commission for CPCNs to construct and operate eight utility-scale projects totaling approximately 474 MW of solar generation and 16 MW of energy storage as part of its efforts to meet the renewable generation development requirements under the VCEA. The projects, as of October 2022, are expected to cost approximately $1.2 billion in the aggregate, excluding financing costs, and be placed into service between 2024 through 2025. In April 2023, the Virginia Commission approved the petition.

Riders

Developments for significant riders associated with various Virginia Power projects are as follows:

Rider Name	Application Date	Approval Date	Rate Year Beginning	Total Revenue Requirement (millions)		Increase (Decrease) Over Previous Year (millions)
Rider CCR	February 2023	Pending	December 2023	$194		$(37)
Rider CE(1)	October 2022	April 2023	May 2023	89		18
Rider GT	August 2022	April 2023	June 2023	14		(42)
Rider GT	August 2023	Pending	June 2024	145		131
Rider GV(2)	June 2023	Pending	April 2024	132		5
Rider GV(2)	June 2023	Pending	April 2025	135		3
Rider OSW	November 2022	July 2023	September 2023	271		192
Rider PPA	December 2022	July 2023	September 2023	(22)		(17)
Rider R	June 2021	March 2022	April 2023	55	(8)	(4)
Rider RGGI(3)	December 2022	July 2023	September 2023	356		N/A
Rider RPS	December 2022	July 2023	September 2023	96		(44)
Rider S	June 2021	February 2022	April 2023	191	(8)	(1)
Rider SNA(4)	October 2022	June 2023	September 2023	50		(57)
Rider T1(5)	May 2023	July 2023	September 2023	879		173
Rider U(6)	June 2022	February 2023	April 2023	74		(21)
Rider US-3	August 2022	April 2023	June 2023	40		(10)
Rider US-3	August 2023	Pending	June 2024	37		(3)
Rider US-4	August 2022	April 2023	June 2023	16		1
Rider US-4	August 2023	Pending	June 2024	14		(2)
Rider W(7)	June 2022	February 2023	April 2023	105	(8)	(16)
(1)
Associated with solar generation and energy storage projects requested for approval in October 2022 and certain small-scale solar projects in addition to previously approved Rider CE projects.
(2)
The total revenue requirement requested is based on an estimated retirement of Greensville County in 2058, consistent with the current estimated useful life of the facility. Virginia Power also provided an alternative approach based on an estimated retirement of Greensville County in 2045, which if utilized would result in a revenue requirement of $144 million and $148 million for rate years beginning April 2024 and April 2025, respectively.
(3)
In December 2022, Virginia Power filed a petition to update and reinstate Rider RGGI to recover RGGI compliance costs incurred after July 2022 and those projected to occur through December 2023, with rate recovery from September 2023 through August 2024. For purposes of this proceeding, Virginia Power has assumed that Virginia will withdraw from RGGI on December 31, 2023, and accordingly did not project any RGGI compliance costs to be incurred after that date.
(4)
Virginia Power requested approval of cost recovery of approximately $1.2 billion through Rider SNA for the first phase of nuclear life extension program which includes investments through 2024. In April 2022, Virginia Power, the Virginia Commission staff and certain interested parties filed a proposed stipulation recommending that costs incurred after February 2022 associated with the first phase of the nuclear life extension program for North Anna be deferred and requested for recovery in a subsequent Rider SNA filing.
(5)
Consists of $510 million for the transmission component of Virginia Power's base rates and $369 million for Rider T1.
(6)
Consists of previously approved phases of Rider U.
(7)
In February 2023, the Virginia Commission also approved Virginia Power's requested revenue requirement for the rate year beginning April 2024. However, as Virginia Power provided notification in May 2023 to combine Rider W into base rates as discussed above, Rider W ceased to be separately collected effective July 2023.
(8)
In May 2023, Virginia Power filed a notification with the Virginia Commission to combine Riders R, S and W, which have an aggregate revenue requirement of $351 million, into base rates effective July 2023 in accordance with legislation enacted in Virginia in April 2023.

Electric Transmission Projects

Developments for significant Virginia Power electric transmission projects approved or applied for are as follows:

Description and Location of Project	Application Date	Approval Date	Type of Line	Miles of Lines	Cost Estimate (millions)
Partial rebuild of Bristers-Ox 115 kV line in Fauquier and Prince William Counties, Virginia	August 2022	April 2023	230 kV	15	$40
Construct new switching station, substations, transmission lines and related projects in Lunenberg and Mecklenburg Counties, Virginia	October 2022	June 2023	230 kV	18	230
Construct new switching station, substation, transmission lines and related projects in Charlotte, Halifax and Mecklenburg Counties, Virginia	October 2022	May 2023	230 kV	26	215
Construct new Mars and Wishing Star substations, transmission lines and related projects in Loudoun County, Virginia	October 2022	April 2023	500/230 kV	4	720
Construct new Altair switching station, transmission lines and related projects in Loudoun County, Virginia	November 2022	June 2023	230 kV	2	50
Rebuild of Lines #2019 and #2007 in the City of Virginia Beach, Virginia	February 2023	Pending	230 kV	5	95
Install transformer at Possum Point substation, rebuild and construct transmission lines and related projects in Prince William County, Virginia	March 2023	Pending	230 kV	2	35
Partial rebuild of Line #2011 in the Cities of Manassas and Manassas Park, Virginia and Prince William and Fairfax Counties, Virginia	March 2023	Pending	230 kV	7	35
Construct new transmission lines and convert Jeffress switching station in Mecklenburg County, Virginia	May 2023	Pending	230 kV	18	135
Construct new transmission lines and expand White Oak substation in Henrico County, Virginia	June 2023	Pending	230 kV	5	45

Virginia Regulation – Select Prior Year Events

The following items were disclosed in Note 13 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022 and are included in this report as they had an impact to the Companies’ Consolidated Statements of Income for the three and/or six months ended June 30, 2022.

Virginia Fuel Expenses

In May 2022, Virginia Power filed its annual fuel factor filing with the Virginia Commission to recover an estimated $2.3 billion in Virginia jurisdictional projected fuel expense for the rate year beginning July 1, 2022 and a projected $1.0 billion under-recovered balance as of June 30, 2022. In July 2022, Virginia Power, the Virginia Commission staff and another party filed a comprehensive settlement agreement, approved by the Virginia Commission in September 2022, which provided for the collection of the requested under-recovered projected fuel expense over a three-year period beginning July 1, 2022 and required that Virginia Power exclude from recovery through base rates one half of the related financing costs over the three year period. In addition, the settlement agreement affirmed Virginia Power’s proposal regarding fuel cost recovery for market-based customers. As a result, Virginia Power recorded a $191 million ($142 million after-tax) charge in the second quarter of 2022 within impairment of assets and other charges in its Consolidated Statements of Income. See Note 13 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022 for additional information.

Rider RGGI

In May 2022, Virginia Power filed a petition with the Virginia Commission requesting suspension of Rider RGGI approved in August 2021. Virginia Power also requested that RGGI compliance costs incurred and unrecovered through July 2022 be recovered through existing base rates in effect during the period incurred. The Virginia Commission approved the request in June 2022. In the second quarter of 2022, Virginia Power recorded a charge of $180 million ($134 million after-tax) in impairment of assets and other charges for the amount deemed recovered through base rates through June 30, 2022, including the impact of certain non-jurisdictional customers which follow Virginia Power’s jurisdictional rate methodology. See Note 13 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022 for additional information.

North Carolina Regulation

PSNC Rider D

Rider D allows PSNC to recover from customers all prudently incurred gas costs and the related portion of uncollectible expenses as well as losses on negotiated gas and transportation sales. In February 2023, PSNC submitted a filing with the North Carolina Commission for a $56 million gas cost decrease with rates effective March 2023. The North Carolina Commission approved the filing in March 2023.

PSNC Customer Usage Tracker

PSNC utilizes a customer usage tracker, a decoupling mechanism, which allows it to adjust its base rates semi-annually for residential and commercial customers based on average per customer consumption. In March 2023, PSNC submitted a filing with the North Carolina Commission for a $23 million decrease relating to the customer usage tracker. The North Carolina Commission approved the filing in March 2023 with rates effective April 2023.

South Carolina Regulation

DSM Programs

DESC has approval for a DSM rider through which it recovers expenditures related to its DSM programs. In January 2023, DESC filed an application with the South Carolina Commission seeking approval to recover $46 million of costs and net lost revenues associated with these programs, along with an incentive to invest in such programs. DESC requested that rates be effective with the first billing cycle of May 2023. In April 2023, the South Carolina Commission approved the request, effective with the first billing cycle of May 2023.

Cost of Fuel

DESC's retail electric rates include a cost of fuel component approved by the South Carolina Commission which may be adjusted periodically to reflect changes in the price of fuel purchased by DESC. In February 2023, DESC filed with the South Carolina Commission a proposal to increase the total fuel cost component of retail electric rates. DESC's proposed adjustment is designed to recover DESC's current base fuel costs, including its existing under-collected balance, over the 12-month period beginning with the first billing cycle of May 2023, along with a requested decrease to DESC's variable environmental and avoided capacity cost component. The net effect of the proposal is an annual increase of $176 million. In March 2023, DESC, the South Carolina Office of Regulatory Staff and another party of record filed a stipulation with the South Carolina Commission for approval to reduce the base fuel cost component reflecting a subsequent decrease in current fuel prices, resulting in a net annual increase of $121 million. In April 2023, the South Carolina Commission voted to approve the stipulation, with rates effective May 2023.

Electric Transmission Project

In March 2023, DESC filed an application with the South Carolina Commission requesting approval to construct and operate 19 miles of 230 kV transmission lines, a substation and associated facilities in Jasper County, South Carolina estimated to cost approximately $55 million. In July 2023, the South Carolina Commission voted to approve the request.

Electric - Other

DESC utilizes a pension costs rider approved by the South Carolina Commission which is designed to allow recovery of projected pension costs, including under-collected balances or net of over-collected balances, as applicable. The rider is typically reviewed for adjustment every 12 months with any resulting increase or decrease going into effect beginning with the first billing cycle in May. In February 2023, DESC requested that the South Carolina Commission approve an adjustment to this rider to increase annual revenue by $24 million. In April 2023, the South Carolina Commission approved the request.

Natural Gas Base Rate Case

In March 2023, DESC filed its natural gas base rate case and schedules with the South Carolina Commission. DESC proposed a non-fuel, base rate increase of $19 million effective October 2023. The base rate increase was proposed to recover significant investment in distribution infrastructure for the benefit of customers. The proposed rates would provide for an ROE of 10.38% compared to the currently authorized ROE of 10.25%. In addition, DESC elected to continue applicability of the Natural Gas Rate Stabilization Act, which allows for the adjustment of natural gas base rates annually, to its future rates and charges. This matter is pending.

Ohio Regulation

PIR Program

In 2008, East Ohio began PIR, aimed at replacing approximately 25% of its pipeline system. The Ohio Commission has approved East Ohio’s PIR program for capital investments through 2026 with 3% increases of annual capital expenditures per year.

In February 2023, East Ohio filed an application with the Ohio Commission requesting approval to adjust the PIR recovery. The filing reflects gross plant investment for 2022 of $225 million, cumulative gross plant investment of $2.4 billion and a revenue requirement of $305 million. In April 2023, the Ohio Commission approved the request.

CEP Program

In 2011, East Ohio began CEP which enables East Ohio to defer depreciation expense, property tax expense and carrying costs at the debt rate of 6.5% on capital investments not covered by its PIR program to expand, upgrade or replace its infrastructure and information technology systems as well as investments necessary to comply with the Ohio Commission or other government regulations. In April 2022, certain parties filed an appeal with the Supreme Court of Ohio appealing the Ohio Commission’s December 2020 order establishing the CEP rider, including the rate of return utilized in determining the revenue requirement. This matter is pending.

In March 2023, East Ohio filed an application with the Ohio Commission requesting approval to adjust CEP cost recovery rates for 2022 costs. The filing reflects gross plant investment for 2022 of $195 million, cumulative gross plant investment of $1.3 billion and a revenue requirement of $151 million. This matter is pending.

UEX Rider

East Ohio has approval for a UEX rider through which it recovers the bad debt expense of most customers not participating in the PIPP Plus Program. The UEX rider is adjusted annually to achieve dollar for dollar recovery of East Ohio's actual write-offs of uncollectible amounts. In July 2023, the Ohio Commission approved East Ohio's application to adjust its UEX rider to reflect an annual revenue requirement of $23 million to provide for recovery of an under-recovered accumulated bad debt expense of $9 million as of March 31, 2023, and recovery of net bad debt expense projected to total $14 million for the twelve-month period ending March 2024.

Utah Regulation

Purchased Gas

In February 2023, Questar Gas filed an application with the Utah Commission seeking approval for a $92 million gas cost increase with rates effective March 2023. Subsequently in February 2023, the Utah Commission approved a $164 million gas cost increase reflecting additional undercollected gas costs incurred in January 2023.

Note 14. Leases

Other than the items discussed below, there have been no significant changes regarding the Companies’ leases as described in Note 15 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022.

Dominion Energy’s Consolidated Statements of Income include $6 million and $11 million for the three and six months ended June 30, 2023, respectively, and $7 million and $11 million for the three and six months ended June 30, 2022, respectively, of rental revenue included in operating revenue. Dominion Energy’s Consolidated Statements of Income include $2 million and $3 million for the three and six months ended June 30, 2023, respectively, and $8 million and $17 million for the three and six months ended June 30, 2022, respectively, of depreciation expense included in depreciation, depletion and amortization related to facilities subject to power purchase agreements under which Dominion Energy is the lessor.

Offshore Wind Vessel Leasing Arrangement

In December 2020, Dominion Energy signed an agreement (subsequently amended in December 2022 and May 2023) with a lessor to complete construction of and lease a Jones Act compliant offshore wind installation vessel. This vessel is designed to handle current turbine technologies as well as next generation turbines. The lessor is providing equity and has obtained financing commitments from debt investors, totaling $625 million, to fund the estimated project costs. The project is expected to be completed in late 2024 or early 2025. Dominion Energy has been appointed to act as the construction agent for the lessor, during which time Dominion Energy will request cash draws from the lessor and debt investors to fund all project costs, which totaled $367 million as of June 30, 2023. If the project is terminated under certain events of default, Dominion Energy could be required to pay up to 100% of the then funded amount.

The initial lease term will commence once construction is substantially complete and the vessel is delivered and will mature in November 2027. At the end of the initial lease term, Dominion Energy can (i) extend the term of the lease for an additional term, subject to the approval of the participants, at current market terms, (ii) purchase the property for an amount equal to the outstanding project costs or, (iii) subject to certain terms and conditions, sell the property on behalf of the lessor to a third party using commercially reasonable efforts to obtain the highest cash purchase price for the property. If the project is sold and the proceeds from the sale are insufficient to repay the investors for the outstanding project costs, Dominion Energy may be required to make a payment to the lessor for the difference between the outstanding project costs and sale proceeds. Dominion Energy is not considered the owner during construction for financial accounting purposes and, therefore, will not reflect the construction activity in its consolidated financial statements. Dominion Energy expects to recognize a right-of-use asset and a corresponding finance lease liability at the commencement of the lease term. Dominion Energy will be considered the owner of the leased property for tax purposes, and as a result, will be entitled to tax deductions for depreciation and interest expense.

Note 15. Variable Interest Entities

There have been no significant changes regarding the entities the Companies consider VIEs as described in Note 16 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022.

Virginia Power

Virginia Power purchased shared services from DES, an affiliated VIE, of $113 million and $96 million for the three months ended June 30, 2023 and 2022, respectively and $226 million and $194 million for the six months ended June 30, 2023 and 2022, respectively. Virginia Power’s Consolidated Balance Sheets include amounts due to DES of $27 million and $28 million at June 30, 2023 and December 31, 2022, respectively, recorded in payables to affiliates.

Note 16. Significant Financing Transactions

Credit Facilities and Short-term Debt

The Companies use short-term debt to fund working capital requirements and as a bridge to long-term debt financings. The levels of borrowing may vary significantly during the course of the year, depending upon the timing and amount of cash requirements not satisfied by cash from operations. In addition, Dominion Energy utilizes cash and letters of credit to fund collateral requirements. Collateral requirements are impacted by commodity prices, hedging levels, Dominion Energy’s credit ratings and the credit quality of its counterparties. Other than the items discussed below, there have been no significant changes regarding the Companies’ credit facilities and short-term debt as described in Note 17 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022.

Dominion Energy

Dominion Energy’s short-term financing is supported by its $6.0 billion joint revolving credit facility that provides for a discount in the pricing of certain annual fees and amounts borrowed by Dominion Energy under the facility if Dominion Energy achieves certain annual renewable electric generation and diversity and inclusion objectives.

At June 30, 2023, Dominion Energy’s commercial paper and letters of credit outstanding, as well as its capacity available under the credit facility, were as follows:

	Facility Limit	Outstanding Commercial Paper	Outstanding Letters of Credit	Facility Capacity Available
(millions)
Joint revolving credit facility(1)	$6,000	$4,172	$16	$1,812

(1)
This credit facility matures in June 2026, with the potential to be extended by the borrowers to June 2028, and can be used by the borrowers under the credit facility to support bank borrowings and the issuance of commercial paper, as well as to support up to a combined $2.0 billion of letters of credit.

DESC and Questar Gas’ short-term financings are supported through access as co-borrowers to the joint revolving credit facility discussed above with the Companies. At June 30, 2023, the sub-limits for DESC and Questar Gas were $500 million and $250 million, respectively.

In March 2023, FERC granted DESC authority through March 2025 to issue short-term indebtedness (pursuant to Section 204 of the Federal Power Act) in amounts not to exceed $2.2 billion outstanding with maturity dates of one year or less. In addition, in March 2023, FERC granted GENCO authority through March 2025 to issue short-term indebtedness not to exceed $200 million outstanding with maturity dates of one year or less.

In addition to the credit facility mentioned above and Virginia Power's letter of credit facilities mentioned below, Dominion Energy also has a credit facility which allows Dominion Energy to issue up to approximately $30 million in letters of credit and will mature in June 2024. At both June 30, 2023 and December 31, 2022, Dominion Energy had $25 million in letters of credit outstanding under this facility.

In March 2023, Dominion Energy entered into an agreement with a financial institution which it expects to allow it to issue up to $100 million in letters of credit. At June 30, 2023, $58 million in letters of credit were issued and outstanding under this agreement.

Dominion Energy has an effective shelf registration statement with the SEC for the sale of up to $3.0 billion of variable denomination floating rate demand notes, called Dominion Energy Reliability InvestmentSM as disclosed in Note 17 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022. At June 30, 2023 and December 31, 2022, Dominion Energy’s Consolidated Balance Sheets include $403 million and $347 million, respectively, with respect to such notes presented within short-term debt. The proceeds are used for general corporate purposes and to repay debt.

In January 2023, Dominion Energy entered into a $2.5 billion 364-Day term loan facility which bears interest at a variable rate and will mature in January 2024 with the proceeds to be used to repay existing long-term debt and short-term debt upon maturity and for other general corporate purposes. Concurrently, Dominion Energy borrowed an initial $1.0 billion with the proceeds used to repay long-term debt. In February and March 2023, Dominion Energy borrowed $500 million and $1.0 billion, respectively, with the proceeds used for general corporate purposes and to repay long-term debt. At June 30, 2023, Dominion Energy's Consolidated Balance Sheet includes $2.5 billion with respect to such facility presented within securities due within one year. The maximum allowed total debt to total capital ratio under the facility is consistent with such allowed ratio under Dominion Energy’s joint revolving credit facility.

In July 2023, Dominion Energy entered into two $600 million 364-day term loan facilities which bear interest at a variable rate and will mature in July 2024 with the proceeds to be used to repay existing long-term debt and/or short-term debt upon maturity and for other general corporate purposes. Subsequently in July 2023, Dominion Energy borrowed an initial $750 million in the aggregate under these facilities with the proceeds used to repay short-term debt and for general corporate purposes. Dominion Energy is permitted to make up to three additional borrowings under each agreement through November 2023, at which point any unused capacity will cease to be available to Dominion Energy. The agreements contain certain mandatory early repayment provisions, including that any after-tax proceeds in connection with a sale of Dominion Energy’s noncontrolling interest in Cove Point, following the repayment of DECP Holding’s term loan secured by its noncontrolling interest in Cove Point, be applied to any outstanding borrowings under the facilities. The maximum allowed total debt to total capital ratio under the facilities is consistent with such allowed ratio under Dominion Energy’s joint revolving credit facility.

Virginia Power

Virginia Power’s short-term financing is supported through its access as co-borrower to Dominion Energy’s $6.0 billion joint revolving credit facility. The credit facility can be used for working capital, as support for the combined commercial paper programs of the borrowers under the credit facility and for other general corporate purposes.

At June 30, 2023, Virginia Power’s share of commercial paper and letters of credit outstanding under the joint revolving credit facility with Dominion Energy, Questar Gas and DESC was as follows:

	Facility Limit(1)	Outstanding Commercial Paper	Outstanding Letters of Credit
(millions)
Joint revolving credit facility(1)	$6,000	$1,265	$10

(1)
The full amount of the facility is available to Virginia Power, less any amounts outstanding to co-borrowers Dominion Energy, Questar Gas and DESC. The sub-limit for Virginia Power is set pursuant to the terms of the facility but can be changed at the option of the borrowers multiple times per year. At June 30, 2023, the sub-limit for Virginia Power was $1.75 billion. If Virginia Power has liquidity needs in excess of its sub-limit, the sub-limit may be changed or such needs may be satisfied through short-term intercompany borrowings from Dominion Energy. This credit facility matures in June 2026, with the potential to be extended by the borrowers to June 2028. The credit facility can be used to support bank borrowings and the issuance of commercial paper, as well as to support up to $2.0 billion (or the sub-limit, whichever is less) of letters of credit.

In January 2023, Virginia Power entered into a letter of credit facility which allows Virginia Power to issue up to $125 million in letters of credit and matures in January 2026. At June 30, 2023, less than $1 million in letters of credit were issued and outstanding under this facility with no amounts drawn under the letters of credit.

In March 2023, Virginia Power entered into an agreement with a financial institution, which it expects to allow it to issue up to $200 million in letters of credit. At June 30, 2023, $60 million in letters of credit were issued and outstanding under this agreement.

Long-term Debt

Unless otherwise noted, the proceeds of long-term debt issuances were used for general corporate purposes and/or to repay short-term debt.

In March 2023, Dominion Energy borrowed $450 million under its Sustainability Revolving Credit Agreement, which, as described in Note 18 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022, matures in 2024 and bears interest at a variable rate with the proceeds used for general corporate purposes. In April 2023 Dominion Energy repaid $450 million borrowed for general corporate purposes. At both June 30, 2023 and December 31, 2022, Dominion Energy’s Consolidated Balance Sheets include $450 million with respect to this facility.

In March 2023, Virginia Power issued $750 million of 5.00% senior notes and $750 million of 5.45% senior notes that mature in 2033 and 2053, respectively.

In June 2023, Virginia Power remarketed three series of tax-exempt bonds, with an aggregate outstanding principal of $160 million to new investors. All three bonds will bear interest at a coupon of 3.65% until October 2027, after which they will bear interest at a market rate to be determined at that time.

Derivative Restructuring

In August 2020, Virginia Power amended a portfolio of interest rate swaps with a notional value of $900 million, extending the mandatory termination dates, as discussed in Note 18 to the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022. In March 2023, Virginia Power settled the remaining outstanding interest rate swaps which would have otherwise matured in December 2023, resulting in a $448 million reduction in securities due within one year.

Preferred Stock

Dominion Energy is authorized to issue up to 20 million shares of preferred stock, which may be designated into separate classes. At June 30, 2023 and December 31, 2022, Dominion Energy had issued and outstanding 1.8 million shares of preferred stock, 0.8 million and 1.0 million of which were designated as the Series B Preferred Stock and the Series C Preferred Stock, respectively.

Dominion Energy recorded dividends of $5 million ($2.917 per share) for the three months ended June 30, 2022 and $12 million ($7.292 per share) for the six months ended June 30, 2022, on the Series A Preferred Stock. In addition, Dominion Energy recorded interest expense of $2 million on the Series A Preferred Stock for the three and six months ended June 30, 2022, following the reclassification of these shares to a mandatorily redeemable liability effective June 2022. Dominion Energy recorded dividends of $9 million ($11.625 per share) for both the three months ended June 30, 2023 and 2022 and $18 million ($23.250 per share) for both the six months ended June 30, 2023 and 2022 on the Series B Preferred Stock. Dominion Energy recorded dividends of $11 million ($10.875 per share) for both the three months ended June 30, 2023 and 2022 and $22 million ($21.750 per share) for both the six months ended June 30, 2023 and 2022 on the Series C Preferred Stock.

There have been no significant changes to Dominion Energy’s Series B Preferred Stock and Series C Preferred Stock as described in Note 19 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022.

2019 Corporate Units

The 2019 Equity Units, initially issued in the form of 2019 Series A Corporate Units, are described in Note 19 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022.

Pursuant to the terms of the 2019 Equity Units, Dominion Energy conducted a final remarketing of substantially all shares of Series A Preferred Stock in May 2022 which resulted in the dividend rate for all shares of Series A Preferred Stock being reset to 1.75% for the June 2022 through August 2022 dividend period and 6.75% effective September 2022. The conversion rate on the Series A Preferred Stock did not increase as a result of the remarketing. In May 2022, Dominion Energy received a commitment from a financial institution to purchase up to 1.6 million shares of the Series A Preferred Stock in the final remarketing. Accordingly, following the settlement of the successful remarketing and approval from its Board of Directors in June 2022, Dominion Energy became obligated to redeem all outstanding shares of Series A Preferred Stock in September 2022. As such, effective June 2022, the Series A Preferred Stock was considered to be mandatorily redeemable and was classified as a current liability. In addition, Dominion Energy made a short-term deposit at the financial institution as described further in Note 10. Proceeds from the final remarketing were used on behalf of holders of 2019 Series A Corporate Units at the time of the remarketing to pay the purchase price to Dominion Energy for the issuance of its common stock under the stock purchase contracts included in such corporate units in June 2022.

Issuance of Common Stock

Dominion Energy recorded, net of fees and commissions, $85 million from the issuance of 2 million shares of common stock for the six months ended June 30, 2023 and $91 million from the issuance of 1 million shares of common stock for the six months ended June 30, 2022, through various programs including Dominion Energy Direct® and employee savings plans as described in Note 20 to the Consolidated Financial Statements to the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022.

In May 2022, Dominion Energy issued 0.9 million shares of its common stock, valued at $72 million, to partially satisfy DESC’s remaining obligation under a settlement agreement with the SCDOR discussed in Note 17.

In June 2022, Dominion Energy issued 0.4 million shares of its common stock, valued at $30 million, to partially satisfy its obligation under a settlement agreement for the State Court Merger Case discussed in Note 17.

In June 2022, Dominion Energy issued 19.4 million shares to settle the stock purchase contract component of the 2019 Equity Units and received proceeds of $1.6 billion.

At-the-Market Program

In August 2020, Dominion Energy entered into sales agency agreements to effect sales under an at-the-market program as discussed in Note 20 to the Consolidated Financial Statements in the Companies’ Annual Report Form 10-K for the year ended December 31, 2022. Dominion Energy did not issue any shares or enter into any forward sale agreements under this program during the three and six months ended June 30, 2023, prior to its expiration in June 2023.

Repurchase of Common Stock

In November 2020, the Board of Directors authorized the repurchase of up to $1.0 billion of Dominion Energy’s common stock in addition to the $3.0 billion repurchase program authorized in July 2020 and completed in December 2020 as discussed in Note 20 to the Consolidated Financial Statements in the Companies’ Annual Report Form 10-K for the year ended December 31, 2022.

Dominion Energy did not repurchase any shares of common stock during the six months ended June 30, 2023, except for shares tendered by employees to satisfy tax withholding obligations on vested restricted stock, which do not count against its stock repurchase authorization.

Note 17. Commitments and Contingencies

As a result of issues generated in the ordinary course of business, the Companies are involved in legal proceedings before various courts and are periodically subject to governmental examinations (including by regulatory authorities), inquiries and investigations. Certain legal proceedings and governmental examinations involve demands for unspecified amounts of damages, are in an initial procedural phase, involve uncertainty as to the outcome of pending appeals or motions, or involve significant factual issues that need to be resolved, such that it is not possible for the Companies to estimate a range of possible loss. For such matters that the Companies cannot estimate, a statement to this effect is made in the description of the matter. Other matters may have progressed sufficiently through the litigation or investigative processes such that the Companies are able to estimate a range of possible loss. For legal proceedings and governmental examinations that the Companies are able to reasonably estimate a range of possible losses, an estimated range of possible loss is provided, in excess of the accrued liability (if any) for such matters. The Companies maintain various insurance programs, including general liability insurance coverage which provides coverage for personal injury or wrongful death cases. Any accrued liability is recorded on a gross basis with a receivable also recorded for any probable insurance recoveries. Estimated ranges of loss are inclusive of legal fees and net of any anticipated insurance recoveries. Any estimated range is based on currently available information and involves elements of judgment and significant uncertainties. Any estimated range of possible loss may not represent the Companies’ maximum possible loss exposure. The circumstances of such legal proceedings and governmental examinations will change from time to time and actual results may vary significantly from the current estimate. For current proceedings not specifically reported below, management does not anticipate that the liabilities, if any, arising from such proceedings would have a material effect on the Companies’ financial position, liquidity or results of operations.

Environmental Matters

The Companies are subject to costs resulting from a number of federal, state and local laws and regulations designed to protect human health and the environment. These laws and regulations affect future planning and existing operations. They can result in increased capital, operating and other costs as a result of compliance, remediation, containment and monitoring obligations.

Air

The CAA, as amended, is a comprehensive program utilizing a broad range of regulatory tools to protect and preserve the nation’s air quality. At a minimum, states are required to establish regulatory programs to meet applicable requirements of the CAA. However, states may choose to develop regulatory programs that are more restrictive. Many of the Companies’ facilities are subject to the CAA’s permitting and other requirements.

Ozone Standards

The EPA published final non-attainment designations for the October 2015 ozone standards in June 2018 with states required to develop plans to address the new standard. Certain states in which the Companies operate have developed plans, and had such plans approved or partially approved by the EPA, which are not expected to have a material impact on the Companies’ results of operations or cash flows. In March 2023, the EPA issued a final rule specifying an interstate federal implementation plan to comply with certain aspects of planning for the 2015 ozone standards which is applicable in August 2023 for certain states, including Virginia. The interstate federal implementation plan imposes tighter NOX emissions limits during the ozone season and includes provisions for the use of allowances to cover such emissions. Until implementation plans for the 2015 ozone standards are fully developed and approved for all states in which the Companies operate, the Companies are unable to predict whether or to what extent the new rules will ultimately require additional controls. The expenditures required to implement additional controls could have a material impact on the Companies’ results of operations, financial condition and/or cash flows.

ACE Rule

In July 2019, the EPA published the final rule informally referred to as the ACE Rule, as a replacement for the Clean Power Plan. The ACE Rule regulated GHG emissions from existing coal-fired power plants pursuant to Section 111(d) of the CAA and required states to develop plans by July 2022 establishing unit-specific performance standards for existing coal-fired power plants. In January 2021, the U.S. Court of Appeals for the D.C. Circuit vacated the ACE Rule and remanded it to the EPA. This decision would take effect upon issuance of the court’s mandate. In March 2021, the court issued a partial mandate vacating and remanding all parts of the ACE Rule except for the portion of the ACE Rule that repealed the Clean Power Plan. In October 2021, the U.S. Supreme Court agreed to hear a challenge of the U.S. Court of Appeals for the D.C. Circuit’s decision on the ACE Rule. In June 2022, the U.S. Supreme Court reversed the D.C. Circuit’s decision on the ACE Rule and remanded the case back to the D.C. Circuit. In May 2023, the EPA proposed to repeal the ACE Rule as part of a package of proposed rules addressing CO2 emissions from new and existing fossil fuel-fired electric generating units. Until the EPA takes final action on this proposed rulemaking, the Companies cannot predict an impact to its operations, financial condition and/or cash flows.

Carbon Regulations

In August 2016, the EPA issued a draft rule proposing to reaffirm that a source’s obligation to obtain a PSD or Title V permit for GHGs is triggered only if such permitting requirements are first triggered by non-GHG, or conventional, pollutants that are regulated by the New Source Review program, and exceed a significant emissions rate of 75,000 tons per year of CO2 equivalent emissions. Until the EPA ultimately takes final action on this rulemaking, the Companies cannot predict the impact to their results of operations, financial condition and/or cash flows.

In December 2018, the EPA proposed revised Standards of Performance for Greenhouse Gas Emissions from New, Modified, and Reconstructed Stationary Sources. The proposed rule would amend the previous determination that the best system of emission reduction for newly constructed coal-fired steam generating units is no longer partial carbon capture and storage. Instead, the proposed revised best system of emission reduction for this source category is the most efficient demonstrated steam cycle (e.g., supercritical steam conditions for large units and subcritical steam conditions for small units) in combination with best operating practices. The proposed revision to the performance standards for coal-fired steam generating units remains pending. Until the EPA ultimately takes final action on this rulemaking, the Companies cannot predict the impact to their results of operations, financial condition and/or cash flows.

Water

The CWA, as amended, is a comprehensive program requiring a broad range of regulatory tools including a permit program to authorize and regulate discharges to surface waters with strong enforcement mechanisms. The Companies must comply with applicable aspects of the CWA programs at their operating facilities.

Regulation 316(b)

In October 2014, the final regulations under Section 316(b) of the CWA that govern existing facilities and new units at existing facilities that employ a cooling water intake structure and that have flow levels exceeding a minimum threshold became effective. The rule establishes a national standard for impingement based on seven compliance options, but forgoes the creation of a single technology standard for entrainment. Instead, the EPA has delegated entrainment technology decisions to state regulators. State regulators are to make case-by-case entrainment technology determinations after an examination of five mandatory facility-specific factors, including a social cost-benefit test, and six optional facility-specific factors. The rule governs all electric generating stations with water withdrawals above two MGD, with a heightened entrainment analysis for those facilities over 125 MGD. Dominion Energy and Virginia Power currently have 15 and nine facilities, respectively, that are subject to the final regulations. Dominion Energy is also working with the EPA and state regulatory agencies to assess the applicability of Section 316(b) to eight hydroelectric facilities, including three Virginia Power facilities. The Companies anticipate that they may have to install impingement control technologies at certain of these stations that have once-through cooling systems. The Companies are currently evaluating the need or potential for entrainment controls under the final rule as these decisions will be made on a case-by-case basis after a thorough review of detailed biological, technological, and cost benefit studies. DESC is conducting studies and implementing plans as required by the rule to determine appropriate intake structure modifications at certain facilities to ensure compliance with this rule. While the impacts of this rule could be material to the Companies’ results of operations, financial condition and/or cash flows, the existing regulatory frameworks in South Carolina and Virginia provide rate recovery mechanisms that could substantially mitigate any such impacts for the regulated electric utilities.

Effluent Limitations Guidelines

In September 2015, the EPA released a final rule to revise the Effluent Limitations Guidelines for the Steam Electric Power Generating Category. The final rule established updated standards for wastewater discharges that apply primarily at coal and oil steam generating stations. Affected facilities are required to convert from wet to dry or closed cycle coal ash management, improve existing wastewater treatment systems and/or install new wastewater treatment technologies in order to meet the new discharge limits. In April 2017, the EPA granted two separate petitions for reconsideration of the Effluent Limitations Guidelines final rule and stayed future compliance dates in the rule. Also in April 2017, the U.S. Court of Appeals for the Fifth Circuit granted the EPA’s request for a stay of the pending consolidated litigation challenging the rule while the EPA addresses the petitions for reconsideration. In September 2017, the EPA signed a rule to postpone the earliest compliance dates for certain waste streams regulations in the Effluent Limitations Guidelines final rule from November 2018 to November 2020; however, the latest date for compliance for these regulations was December 2023. In October 2020, the EPA released the final rule that extends the latest dates for compliance. Individual facilities’ compliance dates will vary based on circumstances and the determination by state regulators and may range from 2021 to 2028. While the impacts of this rule could be material to the Companies’ results of operations, financial condition and/or cash flows, the existing regulatory frameworks in South Carolina and Virginia provide rate recovery mechanisms that could substantially mitigate any such impacts for the regulated electric utilities.

Waste Management and Remediation

The operations of the Companies are subject to a variety of state and federal laws and regulations governing the management and disposal of solid and hazardous waste, and release of hazardous substances associated with current and/or historical operations. The CERCLA, as amended, and similar state laws, may impose joint, several and strict liability for cleanup on potentially responsible parties who owned, operated or arranged for disposal at facilities affected by a release of hazardous substances. In addition, many states have created programs to incentivize voluntary remediation of sites where historical releases of hazardous substances are identified and property owners or responsible parties decide to initiate cleanups.

From time to time, the Companies may be identified as a potentially responsible party in connection with the alleged release of hazardous substances or wastes at a site. Under applicable federal and state laws, the Companies could be responsible for costs associated with the investigation or remediation of impacted sites, or subject to contribution claims by other responsible parties for their costs incurred at such sites. The Companies also may identify, evaluate and remediate other potentially impacted sites under voluntary state programs. Remediation costs may be subject to reimbursement under the Companies’ insurance policies, rate recovery mechanisms, or both. Except as described below, the Companies do not believe these matters will have a material effect on results of operations, financial condition and/or cash flows.

Dominion Energy has determined that it is associated with former manufactured gas plant sites, including certain sites associated with Virginia Power. At 13 sites associated with Dominion Energy, remediation work has been substantially completed under federal or state oversight. Where required, the sites are following state-approved groundwater monitoring programs. Dominion Energy commenced remediation activities at one site in the second quarter of 2022. In addition, Dominion Energy has proposed remediation plans for one site at Virginia Power and expects to commence remediation activities in 2023 depending on receipt of final permits and approvals. At June 30, 2023 and December 31, 2022, Dominion Energy had $46 million and $47 million, respectively, of which $1 million at both periods is reflected in liabilities held for sale and Virginia Power had $25 million at both periods, of reserves recorded. Dominion Energy is associated with 12 additional sites, including two associated with Virginia Power, which are not under investigation by any state or federal environmental agency nor the subject of any current or proposed plans to perform remediation activities. Due to the uncertainty surrounding such sites, the Companies are unable to make an estimate of the potential financial statement impacts.

Other Legal Matters

The Companies are defendants in a number of lawsuits and claims involving unrelated incidents of property damage and personal injury. Due to the uncertainty surrounding these matters, the Companies are unable to make an estimate of the potential financial statement impacts; however, they could have a material impact on results of operations, financial condition and/or cash flows.

SCANA Legal Proceedings

The following describes certain legal proceedings involving Dominion Energy, SCANA or DESC relating primarily to events occurring before closing of the SCANA Combination. In addition, certain legal matters which have been resolved are discussed in Note 23 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022. No reference to, or disclosure of, any proceeding, item or matter described below shall be construed as an admission or indication that such proceeding, item or matter is material. For certain of these matters, and unless otherwise noted therein, Dominion Energy is unable to estimate a reasonable range of possible loss and the related financial statement impacts, but for any such matter there could be a material impact to its results of operations, financial condition and/or cash flows. For the matters for which Dominion Energy is able to reasonably estimate a probable loss, Dominion Energy’s Consolidated Balance Sheets at June 30, 2023 and December 31, 2022 include reserves of $66 million and $94 million, respectively, included in other current liabilities, and insurance receivables of $72 million and $68 million, respectively, included within other receivables. These balances at June 30, 2023 and December 31, 2022 include $62 million and $68 million, respectively, of offsetting reserves and insurance receivables related to personal injury or wrongful death cases which are currently pending. During both the three and six months ended June 30, 2023 and 2022, charges included in Dominion Energy's Consolidated Statements of Income were inconsequential.

Governmental Proceedings and Investigations

In June 2018, DESC received a notice of proposed assessment of approximately $410 million, excluding interest, from the SCDOR following its audit of DESC’s sales and use tax returns for the periods September 1, 2008 through December 31, 2017. The proposed assessment, which includes 100% of the NND Project, is based on the SCDOR’s position that DESC’s sales and use tax exemption for the NND Project does not apply because the facility will not become operational. In December 2020, the parties reached an agreement in principle in the amount of $165 million to resolve this matter. In June 2021, the parties executed a settlement agreement which allows DESC to fund the settlement amount through a combination of cash, shares of Dominion Energy common stock or real estate with an initial payment of at least $43 million in shares of Dominion Energy common stock. In August 2021, Dominion Energy issued 0.6 million shares of its common stock to satisfy DESC’s obligation for the initial payment under the settlement agreement. In May 2022, Dominion Energy issued an additional 0.9 million shares of its common stock to partially satisfy DESC’s remaining obligation under the settlement agreement. In June 2022, DESC requested approval from the South Carolina Commission to transfer certain real estate with a total settlement value of $51 million to satisfy its remaining obligation under the settlement agreement. In July 2022, the South Carolina Commission voted to approve the request and issued its final order in August 2022. In September 2022, DESC transferred certain non-utility property with a fair value of $28 million to the SCDOR under the settlement agreement. In December 2022, DESC transferred additional utility property with a fair value of $3 million to the SCDOR. In October 2022, DESC filed for approval to transfer the remaining real estate with FERC which was received in November 2022. In March 2023, DESC transferred utility property with a fair value of $10 million to the SCDOR resulting in a gain of $9 million ($7 million after-tax), recorded in losses (gains) on sales of assets in Dominion Energy’s Consolidated Statements of Income for the six months ended June 30, 2023. In June 2023, DESC transferred the remaining utility property with a fair value of $11 million to the SCDOR resulting in a gain of $11 million ($8 million after-tax), recorded in losses (gains) on sales of assets in Dominion Energy's Consolidated Statements of Income for the three and six months ended June 30, 2023. In July 2023, DESC made a less than $1 million cash payment to the SCDOR to fully satisfy its remaining obligation, including applicable interest, under the settlement agreement.

Nuclear Operations

Nuclear Insurance

There have been no significant changes regarding the Companies’ nuclear insurance as described in Note 23 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022.

Spent Nuclear Fuel

As discussed in Note 23 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022, the Companies entered into contracts with the DOE for the disposal of spent nuclear fuel under provisions of the Nuclear Waste Policy Act of 1982.

Guarantees, Surety Bonds and Letters of Credit

At June 30, 2023, Dominion Energy had issued four guarantees related to Cove Point, an equity method investment, in support of terminal services, transportation and construction. Two of the Cove Point guarantees have a cumulative maximum exposure of $1.9 billion while the other two guarantees have no maximum limit. No amounts related to these guarantees have been recorded.

In addition, at June 30, 2023, Dominion Energy had issued an additional $20 million of guarantees, primarily to support third parties. No amounts related to these guarantees have been recorded.

Dominion Energy also enters into guarantee arrangements on behalf of its consolidated subsidiaries, primarily to facilitate their commercial transactions with third parties. If any of these subsidiaries fail to perform or pay under the contracts and the counterparties seek performance or payment, Dominion Energy would be obligated to satisfy such obligation. To the extent that a liability subject to a guarantee has been incurred by one of Dominion Energy’s consolidated subsidiaries, that liability is included in the Consolidated Financial Statements. Dominion Energy is not required to recognize liabilities for guarantees issued on behalf of its subsidiaries unless it becomes probable that it will have to perform under the guarantees. Terms of the guarantees typically end once obligations have been paid. Dominion Energy currently believes it is unlikely that it would be required to perform or otherwise incur any losses associated with guarantees of its subsidiaries’ obligations.

At June 30, 2023, Dominion Energy had issued the following subsidiary guarantees:

Maximum Exposure
(millions)
Commodity transactions(1)	$2,861
Nuclear obligations(2)	245
Solar(3)	214
Other(4)	1,269
Total(5)(6)	$4,589

(1)
Guarantees related to commodity commitments of certain subsidiaries. These guarantees were provided to counterparties in order to facilitate physical and financial transaction related commodities and services.
(2)
Guarantees primarily related to certain DGI subsidiaries regarding all aspects of running a nuclear facility.
(3)
Includes guarantees to facilitate the development of solar projects.
(4)
Guarantees related to other miscellaneous contractual obligations such as leases, environmental obligations, construction projects and insurance programs. Also includes guarantees entered into by Dominion Energy RNG Holdings II, Inc. on behalf of a subsidiary to facilitate construction of renewable natural gas facilities. Due to the uncertainty of workers’ compensation claims, the parental guarantee has no stated limit.
(5)
Excludes Dominion Energy’s guarantee of an offshore wind installation vessel discussed in Note 14.
(6)
In July 2016, Dominion Energy signed an agreement with a lessor to construct and lease a new corporate office property in Richmond, Virginia. The lessor provided equity and obtained financing commitments from debt investors, totaling $365 million, which funded total project costs. The project became substantially complete in August 2019 at which point the facility was available for Dominion Energy’s use and the five-year lease term commenced. At the end of the initial lease term, Dominion Energy can (i) extend the term of the lease for an additional five years, subject to the approval of the participants, at current market terms, (ii) purchase the property for an amount equal to the project costs or, (iii) subject to certain terms and conditions, sell the property on behalf of the lessor to a third party using commercially reasonable efforts to obtain the highest cash purchase price for the property. If the project is sold and the proceeds from the sale are insufficient to repay the investors for the project costs, Dominion Energy may be required to make a payment to the lessor, up to 87% of project costs, for the difference between the project costs and sale proceeds. At June 30, 2023, no amounts have been recorded related to this guarantee.

Additionally, at June 30, 2023, Dominion Energy had purchased $282 million of surety bonds, including $198 million at Virginia Power and $39 million related to entities held for sale, and authorized the issuance of letters of credit by financial institutions of $16 million to facilitate commercial transactions by its subsidiaries with third parties. Under the terms of surety bonds, the Companies are obligated to indemnify the respective surety bond company for any amounts paid.

Note 18. Credit Risk

The Companies’ accounting policies for credit risk are discussed in Note 24 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022.

At June 30, 2023, Dominion Energy’s credit exposure totaled $208 million, primarily related to price risk management activities. Of this amount, investment grade counterparties, including those internally rated, represented 86%. No single counterparty, whether investment grade or non-investment grade, exceeded $47 million of exposure. At June 30, 2023, Virginia Power’s exposure related to wholesale customers totaled $63 million. Of this amount, investment grade counterparties, including those internally rated, represented 75%. No single counterparty, whether investment grade or non-investment grade, exceeded $12 million of exposure.

Credit-Related Contingent Provisions

Certain of Dominion Energy and Virginia Power's derivative instruments contain credit-related contingent provisions. These provisions require Dominion Energy and Virginia Power to provide collateral upon the occurrence of specific events, primarily a credit rating downgrade. If the credit-related contingent features underlying these instruments that are in a liability position and not fully collateralized with cash were fully triggered, Dominion Energy and Virginia Power would have been required to post additional collateral to its counterparties of $89 million and $35 million, respectively, as of June 30, 2023, and $140 million and $28 million, respectively, as of December 31, 2022. The collateral that would be required to be posted includes the impacts of any offsetting asset positions and any amounts already posted for derivatives, non-derivative contracts and derivatives elected under the normal purchases and normal sales exception, per contractual terms. Dominion Energy had posted collateral of $1 million at June 30, 2023, and both Dominion Energy and Virginia Power had posted $72 million at December 31, 2022, related to derivatives with credit-related contingent provisions that are in a liability position and not fully collateralized with cash. Virginia Power had no such collateral posted at June 30, 2023. In addition, Dominion Energy and Virginia Power had both posted letters of credit as collateral with counterparties covering $4 million and $20 million of fair value of derivative instruments in a liability position at June 30, 2023 and December 31, 2022, respectively. The aggregate fair value of all derivative instruments with credit related contingent provisions that are in a liability position and not fully collateralized with cash for Dominion Energy and Virginia Power was $90 million and $35 million, respectively, as of June 30, 2023 and $212 million and $99 million, respectively, as of December 31, 2022, which does not include the impact of any offsetting asset positions.

See Note 9 for additional information about derivative instruments.

Note 19. Related-Party Transactions

Dominion Energy’s transactions with equity method investments are described in Note 10. Virginia Power engages in related-party transactions primarily with other Dominion Energy subsidiaries (affiliates). Virginia Power’s receivable and payable balances with affiliates are settled based on contractual terms or on a monthly basis, depending on the nature of the underlying transactions. Virginia Power is included in Dominion Energy's consolidated federal income tax return and, where applicable, combined income tax returns for Dominion Energy are filed in various states. A discussion of Virginia Power's significant related-party transactions follows.

Virginia Power transacts with affiliates for certain quantities of natural gas and other commodities in the ordinary course of business. Virginia Power also enters into certain commodity derivative contracts with affiliates. Virginia Power uses these contracts, which are principally comprised of forward commodity purchases, to manage commodity price risks associated with purchases of natural gas. At June 30, 2023, Virginia Power’s derivative assets and liabilities with affiliates were $1 million and $89 million, respectively. At December 31, 2022, Virginia Power’s derivative assets and liabilities with affiliates were $33 million and $31 million, respectively. See Note 9 for additional information.

Virginia Power participates in certain Dominion Energy benefit plans described in Note 22 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2022. At June 30, 2023 and December 31, 2022, amounts due to Dominion Energy associated with the Dominion Energy Pension Plan and included in other deferred credits and other liabilities in the Consolidated Balance Sheets were $439 million and $422 million, respectively. At June 30, 2023 and December 31, 2022, Virginia Power's amounts due from Dominion Energy associated with the Dominion Energy Retiree Health and Welfare Plan and included in other deferred charges and other assets in the Consolidated Balance Sheets were $550 million and $518 million, respectively.

DES and other affiliates provide accounting, legal, finance and certain administrative and technical services and licenses to Virginia Power. In addition, Virginia Power provides certain services to affiliates, including charges for facilities and equipment usage.

The financial statements for all years presented include costs for certain general, administrative and corporate expenses assigned by DES to Virginia Power on the basis of direct and allocated methods in accordance with Virginia Power’s services agreements with DES. Where costs incurred cannot be determined by specific identification, the costs are allocated based on the proportional level of effort devoted by DES resources that is attributable to the entity, determined by reference to number of employees, salaries and wages and other similar measures for the relevant DES service. Management believes the assumptions and methodologies underlying the allocation of general corporate overhead expenses are reasonable.

Presented below are Virginia Power’s significant transactions with DES and other affiliates:

	Quarter-to-Date		Year-to-Date
Period Ended June 30,	2023	2022	2023	2022
(millions)
Commodity purchases from affiliates	$103	$291	$317	$584
Services provided by affiliates(1)	145	123	292	253
Services provided to affiliates	4	5	8	9

(1)
Includes capitalized expenditures of $46 million and $39 million for the three months ended June 30, 2023 and 2022, respectively, and $100 million and $78 million for the six months ended June 30, 2023 and 2022, respectively.

Virginia Power has borrowed funds from Dominion Energy under short-term borrowing arrangements. There were $2.3 billion and $2.0 billion in short-term demand note borrowings from Dominion Energy as of June 30, 2023 and December 31, 2022, respectively. Virginia Power had no outstanding borrowings, net of repayments, under the Dominion Energy money pool for its nonregulated subsidiaries as of June 30, 2023 and December 31, 2022. Interest charges related to Virginia Power’s borrowings from Dominion Energy were $21 million and $45 million for the three and six months ended June 30, 2023, respectively, and inconsequential for the three and six months ended June 30, 2022.

There were no issuances of Virginia Power’s common stock to Dominion Energy for the three and six months ended June 30, 2023 and 2022.

In January 2023, Virginia Power entered into a lease contract with an affiliated entity for the use of a Jones Act compliant offshore wind installation vessel currently under development with commencement of the 20-month lease term in August 2025 at a total cost of approximately $240 million plus ancillary services.

Note 20. Employee Benefit Plans

Net Periodic Benefit (Credit) Cost

The service cost component of net periodic benefit (credit) cost is reflected in other operations and maintenance expense in Dominion Energy’s Consolidated Statements of Income, except for $4 million and $8 million for the three and six months ended June 30, 2023, respectively, and $6 million and $12 million for the three and six months ended June 30, 2022, respectively, presented in discontinued operations. The non-service cost components of net periodic benefit (credit) cost are reflected in other income (expense) in Dominion Energy’s Consolidated Statements of Income, except for $(12) million and $(23) million for the three and six months ended June 30, 2023, respectively, and $(10) million and $(21) million for the three and six months ended June 30, 2022, respectively, presented in discontinued operations. The components of Dominion Energy’s provision for net periodic benefit cost (credit) are as follows:

	Pension Benefits				Other Postretirement Benefits
	Quarter-to-Date		Year-to-Date		Quarter-to-Date		Year-to-Date
Period Ended June 30,	2023	2022	2023	2022	2023	2022	2023	2022
(millions)
Service cost	$24	$35	$48	$71	$4	$5	$7	$11
Interest cost	110	84	221	167	16	12	31	23
Expected return on plan assets	(216)	(223)	(432)	(446)	(38)	(48)	(76)	(96)
Amortization of prior service cost (credit)	—	—	—	—	(9)	(9)	(18)	(19)
Amortization of net actuarial (gain) loss	—	40	—	80	(2)	(1)	(3)	(1)
Net periodic benefit (credit) cost	$(82)	$(64)	$(163)	$(128)	$(29)	$(41)	$(59)	$(82)

Employer Contributions

During the three and six months ended June 30, 2023, Dominion Energy made no contributions to its qualified defined benefit pension plans or other postretirement benefit plans. Dominion Energy is not required to make any contributions to its qualified defined benefit pension plans or to VEBAs associated with its other postretirement plans in 2023. Dominion Energy considers voluntary contributions from time to time, either in the form of cash or equity securities.

Note 21. Operating Segments

The Companies are organized primarily on the basis of products and services sold in the U.S. A description of the operations included in the Companies’ primary operating segments effective September 2023 is as follows:

Primary Operating Segment	Description of Operations	Dominion Energy	Virginia Power
Dominion Energy Virginia	Regulated electric distribution	X	X
	Regulated electric transmission	X	X
	Regulated electric generation fleet(1)	X	X
Dominion Energy South Carolina	Regulated electric distribution	X
	Regulated electric transmission	X
	Regulated electric generation fleet	X
	Regulated gas distribution and storage	X
Contracted Energy(2)	Nonregulated electric generation fleet(3)	X
(1)
Includes Virginia Power’s non-jurisdictional solar generation operations.
(2)
Includes renewable natural gas operations.
(3)
Includes solar generation facility development operations.

In addition to the operating segments above, the Companies also report a Corporate and Other segment.

Dominion Energy

The Corporate and Other Segment of Dominion Energy includes, effective September 2023, its corporate, service company and other functions (including unallocated debt) as well as its noncontrolling interest in Dominion Privatization and its noncontrolling interest in Wrangler (through March 2022) and Hope (through August 2022). In addition, Corporate and Other includes specific items attributable to Dominion Energy’s operating segments that are not included in profit measures evaluated by executive management in assessing the segments’ performance or in allocating resources, as well as the net impact of the operations included in the East Ohio, PSNC and Questar Gas Transactions, its noncontrolling interest in Cove Point and gas transmission and storage operations, including its noncontrolling interest in Atlantic Coast Pipeline, reported as discontinued operations which are discussed in Notes 3 and 10 as well as Notes 3 and 9 to the Consolidated Financial Statements in Dominion Energy’s Annual Report on Form 10-K for the year ended December 31, 2022.

In the six months ended June 30, 2023, Dominion Energy reported after-tax net income of $592 million in the Corporate and Other segment, including $735 million of after-tax net income for specific items with $370 million of after-tax net income attributable to its operating segments. In the six months ended June 30, 2022, Dominion Energy reported after-tax net expenses of $963 million in the Corporate and Other segment, including $944 million of after-tax net expenses for specific items with $1.7 billion of after-tax net expenses attributable to its operating segments.

The net income for specific items attributable to Dominion Energy’s operating segments in 2023 primarily related to the impact of the following items:

•
A $342 million ($260 million after-tax) gain related to economic hedging activities, attributable to Contracted Energy;
•
A $281 million ($208 million after-tax) gain related to investments in nuclear decommissioning trust funds, attributable to:
•
Contracted Energy ($178 million after-tax); and
•
Dominion Energy Virginia ($30 million after-tax);
•
A $122 million ($91 million after-tax) charge for amortization of a regulatory asset established in connection with the settlement of the 2021 Triennial Review, attributable to Dominion Energy Virginia;
•
A $36 million ($27 million after-tax) charge for the write-off of certain previously deferred amounts related to the cessation of certain riders effective July 2023, attributable to Dominion Energy Virginia; and

•
A $31 million ($23 million after-tax) benefit related to real estate transactions, including gains on the transfer of property to satisfy litigation associated with the NND Project, attributable to Dominion Energy South Carolina.

The net expenses for specific items attributable to Dominion Energy’s operating segments in 2022 primarily related to the impact of the following items:

•
A $649 million ($513 million after-tax) loss associated with the sale of Kewaunee, attributable to Contracted Energy;
•
A $579 million ($450 million after-tax) loss related to investments in nuclear decommissioning trust funds, attributable to:

•
Contracted Energy ($392 million after-tax); and
•
Dominion Energy Virginia ($58 million after-tax);
•
A $299 million ($227 million after-tax) loss related to economic hedging activities, attributable to Contracted Energy;
•
A $191 million ($142 million after-tax) charge in connection with a comprehensive settlement agreement for Virginia fuel expenses, attributable to Dominion Energy Virginia;
•
A $180 million ($134 million after-tax) charge for RGGI compliance costs deemed recovered through base rates, attributable to Dominion Energy Virginia;
•
A $122 million ($91 million after-tax) charge for amortization of a regulatory asset established in connection with the settlement of the 2021 Triennial Review, attributable to Dominion Energy Virginia;
•
A $94 million ($70 million after-tax) charge associated with storm damage and service restoration in Virginia Power’s service territory, attributable to Dominion Energy Virginia; and
•
A $42 million ($31 million after-tax) charge for dismantling costs associated with certain retired electric generation facilities, attributable to Dominion Energy Virginia.

The following table presents segment information pertaining to Dominion Energy’s operations:

	Dominion Energy Virginia	Dominion Energy South Carolina	Contracted Energy	Corporate and Other	Adjustments & Eliminations	Consolidated Total
(millions)
Three Months Ended June 30, 2023
Total revenue from external customers	$2,252	$771	$126	$17	$—	$3,166
Intersegment revenue	(1)	2	5	229	(235)	—
Total operating revenue	2,251	773	131	246	(235)	3,166
Net income from discontinued operations	—	—	—	168	—	168
Net income (loss) attributable to Dominion Energy	392	68	(44)	183	—	599
Three Months Ended June 30, 2022
Total revenue from external customers	$2,173	$812	$161	$(87)	$—	$3,059
Intersegment revenue	(3)	3	6	204	(210)	—
Total operating revenue	2,170	815	167	117	(210)	3,059
Net income from discontinued operations	—	—	—	212	—	212
Net income (loss) attributable to Dominion Energy	442	124	(27)	(992)	—	(453)
Six Months Ended June 30, 2023
Total revenue from external customers	$4,636	$1,615	$434	$364	$—	$7,049
Intersegment revenue	(1)	3	8	460	(470)	—
Total operating revenue	4,635	1,618	442	824	(470)	7,049
Net income from discontinued operations	—	—	—	449	—	449
Net income attributable to Dominion Energy	776	159	69	592	—	1,596
Six Months Ended June 30, 2022
Total revenue from external customers	$4,342	$1,610	$405	$(185)	$—	$6,172
Intersegment revenue	(7)	4	10	419	(426)	—
Total operating revenue	4,335	1,614	415	234	(426)	6,172
Net income from discontinued operations	—	—	—	623	—	623
Net income (loss) attributable to Dominion Energy	958	233	30	(963)	—	258

Intersegment sales and transfers for Dominion Energy are based on contractual arrangements and may result in intersegment profit or loss that is eliminated in consolidation, including amounts related to entities presented within discontinued operations.

Virginia Power

The Corporate and Other Segment of Virginia Power primarily includes specific items attributable to its operating segment that are not included in profit measures evaluated by executive management in assessing the segment’s performance or in allocating resources.

In the six months ended June 30, 2023, Virginia Power reported after-tax net expenses of $91 million in the Corporate and Other segment, including $87 million of after-tax net expenses for specific items all of which was attributable to its operating segment. In the six months ended June 30, 2022, Virginia Power reported after-tax net expenses of $554 million in the Corporate and Other segment, including $547 million of after-tax net expenses for specific items with $527 million of after-tax net expenses attributable to its operating segment.

The net expenses for specific items attributable to Virginia Power’s operating segment in 2023 primarily related to the impact of the following item:

•
A $122 million ($91 million after-tax) charge for amortization of a regulatory asset established in connection with the settlement of the 2021 Triennial Review;
•
A $41 million ($30 million after-tax) gain related to investments in nuclear decommissioning trust funds; and
•
A $36 million ($27 million after-tax) charge for the write-off of certain previously deferred amounts related to the cessation of certain riders effective July 2023.

The net expenses for specific items attributable to Virginia Power’s operating segment in 2022 primarily related to the impact of the following items:

•
A $191 million ($142 million after-tax) charge in connection with a comprehensive settlement agreement for Virginia fuel expenses;
•
A $180 million ($134 million after-tax) charge for RGGI compliance costs deemed recovered through base rates;
•
A $122 million ($91 million after-tax) charge for amortization of a regulatory asset established in connection with the settlement of the 2021 Triennial Review;
•
A $94 million ($70 million after-tax) charge associated with storm damage and service restoration in its service territory;
•
A $78 million ($58 million after-tax) loss related to investments in nuclear decommissioning trust funds; and
•
A $42 million ($31 million after-tax) charge for dismantling costs associated with certain retired electric generation facilities.

The following table presents segment information pertaining to Virginia Power’s operations:

	Dominion Energy Virginia	Corporate and Other	Consolidated Total
(millions)
Three Months Ended June 30, 2023
Operating revenue	$2,251	$—	$2,251
Net income (loss)	392	(60)	332
Three Months Ended June 30, 2022
Operating revenue	$2,170	$5	$2,175
Net income (loss)	442	(395)	47
Six Months Ended June 30, 2023
Operating revenue	$4,635	$—	$4,635
Net income (loss)	776	(91)	685
Six Months Ended June 30, 2022
Operating revenue	$4,335	$7	$4,342
Net income (loss)	958	(554)	404